                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            CORE LABORATORIES N.V.,

                            OWEN ACQUISITION, INC.,

                              OWEN OIL TOOLS, INC.

                                      AND

                              THE STOCKHOLDERS OF
                              OWEN OIL TOOLS, INC.





                                 JUNE 30, 1998

                               TABLE OF CONTENTS


                                                        ARTICLE I

                                                        THE MERGER

1.01     THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.02     EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.03     EFFECT OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.04     ARTICLES OF INCORPORATION; BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.05     DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.06     ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES . . . . . . . . . . . . . . . .  2
1.07     PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . .  4
1.08     NO FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.09     AGREEMENT TO VOTE SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.10     WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.11     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1.12     ACTIONS AT CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1.13     STOCK TRANSFER BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1.14     TAKING OF NECESSARY ACTION; FURTHER ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                                        ARTICLE II

                                              REPRESENTATIONS AND WARRANTIES
                                           OF THE COMPANY AND THE SHAREHOLDERS

2.01     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
2.02     ORGANIZATIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.03     CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.04     AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.05     NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.06     PERMITS; COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.07     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.08     ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
2.09     LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
2.10     EMPLOYEE BENEFIT PLANS; LABOR MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
2.11     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
2.12     POOLING; TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
2.13     AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.14     CERTAIN BUSINESS PRACTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

2.15     ENVIRONMENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.16     UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
2.17     CERTAIN AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
2.18     CONTRACTS AND COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
2.19     AFFILIATE INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
2.20     INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
2.21     BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
2.22     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
2.23     PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
2.24     GOOD TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
2.25     CERTAIN SECURITIES LAW MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
2.26     AUTHORIZATION AND VALIDITY OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                       ARTICLE III

                                        REPRESENTATIONS AND WARRANTIES OF ACQUIROR

3.01     ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
3.02     CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
3.03     AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
3.04     NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
3.05     REPORTS; FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
3.06     ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
3.07     POOLING; TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
3.08     BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                        ARTICLE IV

                                              COVENANTS OF THE SHAREHOLDERS

4.01     AFFIRMATIVE COVENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
4.02     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
4.03     REPLACEMENT OF PROMISSORY NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                        ARTICLE V

                                                 COVENANTS OF THE COMPANY

5.01     AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
5.02     NEGATIVE COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                        ARTICLE VI

                                                  COVENANTS OF ACQUIROR

6.01     AFFIRMATIVE COVENANTS OF ACQUIROR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
6.02     NEGATIVE COVENANTS OF ACQUIROR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
6.03     PAYMENT TO LENDER OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                       ARTICLE VII

                                                  ADDITIONAL AGREEMENTS

7.01     NOTIFICATION OF CERTAIN MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
7.02     ACCESS AND INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
7.03     APPROPRIATE ACTION; CONSENTS; FILINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
7.04     AFFILIATES; POOLING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.05     PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.06     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.07     EMPLOYEES OF COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.08     TAX-FREE REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
7.09     INFORMATION FOR TAX RETURNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                                       ARTICLE VIII

                                                     INDEMNIFICATION

8.01     IN GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
8.02     NO EXHAUSTION OF REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
8.03     DEFENSE OF THIRD PARTY CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
8.04     PAYMENT; ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
8.05     SATISFACTION OF CLAIMS FROM ESCROW SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
8.06     LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .   34
8.07     SUBROGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                                        ARTICLE IX

                                                        CONDITIONS

9.01     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES  . . . . . . . . . . . . . . . . . .   35
9.02     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                        ARTICLE X

                                                      MISCELLANEOUS

10.01    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
10.02    EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
10.03    WAIVER AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
10.04    ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
10.05    ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
10.06    CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
10.07    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
10.08    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
10.09    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
10.10    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
10.11    HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
10.12    MANDATORY MEDIATION; BINDING ARBITRATION; VENUE; ATTORNEYS' FEES . . . . . . . . . . . . . . . . .   42



EXHIBITS
--------
Exhibit A        --       Escrow Agreement
Exhibit B        --       Appointment of Personal Representatives
Exhibit C        --       Form of Company Affiliates' Letter
Exhibit D        --       Amendment to Employment Agreement - David Wesson
Exhibit D-1      --       Employment Agreement of H. Dean Owen, Jr.
Exhibit E        --       Lease Agreement
Exhibit F        --       Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of June 30, 1998 by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"), Owen Acquisition, Inc., a Texas corporation with its principal place of business in Houston, Texas, and an indirect wholly-owned subsidiary of Acquiror ("Acquisition Sub"), Owen Oil Tools, Inc., a Texas corporation (the "Company"), and the stockholders of the Company set forth on the signature pages hereto (collectively, the "Shareholders"). Acquiror and Acquisition Sub are sometimes collectively referred to herein as the "Acquiror Companies."

                                    RECITALS

         The Shareholders own, beneficially and of record, all of the outstanding capital stock of the Company.

         Acquisition Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), will merge with and into the Company (the "Merger").

         The Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the Shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement and the Merger by the Shareholders.

         This Agreement and the Merger have been approved and adopted by the requisite vote of the Shareholders and of the shareholder of Acquisition Sub as required by the TBCA.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Merger is intended to be treated as a "pooling of interests" for financial accounting purposes under United States generally accepted accounting principles ("GAAP").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.02 of this Agreement), Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly-owned subsidiary of Core Laboratories, Inc. and an indirect wholly-owned subsidiary of Acquiror (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Owen Oil Tools, Inc."

         1.02 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA (the date and time of the completion of such filing being the "Effective Time").

         1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Acquisition Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.04 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article I of the Articles of Incorporation thereof shall be amended to read "The name of the corporation is Owen Oil Tools, Inc.", and the Bylaws shall be amended so as to reflect that the name of the Surviving Corporation has been changed to Owen Oil Tools, Inc.

         1.05 DIRECTORS AND OFFICERS. The sole director of the Surviving Corporation shall, from and after the Effective Time, be David M. Demshur, and the officers of the Surviving Corporation shall, from and after the Effective Time, be:

                 NAME                              TITLE
                 ----                              -----
                 David S. Wesson                President

                 Richard L. Bergmark            Treasurer

                 John D. Denson                 Secretary

in each case, until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         1.06 ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the Company's securities:

                 (a) Subject to the other provisions of this Article I, each share of the Company's common stock, par value $1.00 per share ("Company Stock"), issued and outstanding immediately prior to the Effective Time (excluding any Company Stock described in Section 1.06(c) of this Agreement), shall be converted into 1,365.8242 shares of duly authorized, validly issued, fully paid and nonassessable common shares, par value NLG 0.03 per share ("Acquiror Shares"), of Acquiror (the "Exchange Ratio"), subject to the escrow of a portion of such shares pursuant to the terms and conditions set forth herein. At the Effective Time, Acquiror will cause to be delivered to, and directly deposited with, Bankers Trust Company or another national bank acceptable to the Company and Acquiror (the "Escrow Agent"), in escrow for the account and future potential benefit of the Shareholders, a stock certificate representing 227,684 Acquiror Shares, which certificate shall be registered as follows: "Bankers Trust Company, f/b/o the Former Shareholders of the Common Stock of Owen Oil Tools, Inc." All such Acquiror Shares so delivered to the Escrow Agent, together with all subsequent stock dividends or distributions of other Acquiror Shares received in respect of such shares while deposited with the Escrow Agent shall be referred to as "Escrow Shares." A pro rata number of the Escrow Shares (determined on the basis of the respective ownership interests of each Shareholder of Company Stock immediately prior to the Effective Time, subject to adjustments by the Escrow Agent to eliminate fractional shares) shall be subtracted from the number of Acquiror Shares each Shareholder of Company Stock at the Effective Time is entitled to receive pursuant to the Merger. The Escrow Shares shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") between Acquiror, Acquisition Sub, the Company and H. Dean Owen, Jr. (the "Shareholders' Representative"). The Shareholders will appoint a Shareholders' Representative pursuant to, and he shall have the rights and obligations set forth in, the Appointment of Personal Representative, substantially in the form attached hereto as Exhibit B (the "Appointment"). The Escrow Agreement and the Appointment shall authorize the Shareholders' Representative to control the disposition of such Escrow Shares pursuant to the terms of the Escrow Agreement. The Shareholders' Representative shall have no personal liability as a result of any actions taken in such position (i) to Acquiror or Acquisition Sub, or (ii) to any holder of Company Stock at the Effective Time, in either case with respect to the disposition of the Escrow Shares or any other action taken by him as the Shareholders' Representative, unless such actions constitute gross negligence or willful misconduct by the Shareholders' Representatives. The number of Acquiror Shares each Shareholder shall be entitled to receive at the

         Effective Time and the number of Escrow Shares attributable to such Shareholder shall be as set forth on Schedule 1.06(a) to this Agreement.

                 (b) As a result of their conversion pursuant to Section 1.06(a) of this Agreement, all shares of Company Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing Company Stock outstanding immediately prior to the Effective Time (other than any Company Stock described in Section 1.06(c) of this Agreement) ("Converted Shares") shall thereafter represent that number of Acquiror Shares determined pursuant to the Exchange Ratio, rounded up or down to the nearest whole share (the "Acquisition Consideration"). The holders of Certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except the right to receive the Acquisition Consideration and as otherwise provided herein or by applicable federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws"). Such Certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Acquiror Common Stock upon the surrender of such Certificates in accordance with the provisions of Section 1.07 of this Agreement. No fractional shares of Acquiror Common Stock shall be issued.

                 (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Stock held in the treasury of the Company and each share of Company Stock or other capital stock of the Company owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (d) In the event that on or after the date of this Agreement, Acquiror shall establish a record date prior to the Closing Date for all its shareholders entitled to receive any securities, rights or property of Acquiror (other than regular dividends), by reason of the issuance of rights or options to purchase its securities, stock dividends or distribution, or any stock split or reverse stock split, or if there shall occur any capital reorganization of Acquiror or reclassification of its capital stock or such other similar transaction which will not be adequately reflected in the number of Acquiror Shares which will constitute the Acquisition Consideration, such number of Acquiror Shares shall be fairly and proportionately adjusted to prevent dilution, and to fully and completely carry out the intent of the parties as contemplated by this Agreement.

                 (e) Each share of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

         1.07    PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES.

                 (a) Exchange Procedures. Promptly after the Effective Time, Acquiror shall deliver to each record holder of Company Stock at the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Acquiror and shall be in such form and contain such other provisions as the Company and Acquiror shall agree) (the "Letter of Transmittal"). Upon surrender of a Certificate for cancellation to the Acquiror, together with such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Acquiror Shares that such holder has the right to receive pursuant to the provisions of this Article I, less the Escrow Shares attributable to such holder that will be issued and deposited with the Escrow Agent for the account of such holder, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, a certificate evidencing the proper number of Acquiror Shares may be issued to the transferee if the Certificate evidencing the Company Stock shall be surrendered to the Acquiror, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered for exchange in accordance with the provisions of this Section 1.07(a), each Certificate theretofore representing Converted Shares (other than shares of Company Stock to be canceled pursuant to Section 1.06(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Acquisition Consideration as set forth in this Agreement. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror. No interest shall be paid on any Acquisition Consideration payable to former holders of Converted Shares.

                 (b) Distributions with Respect to Acquiror Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Acquiror Shares evidenced thereby, and no Acquisition Consideration shall be paid to any such holder until the holder of such Certificate shall surrender such Certificate. Subject to applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole Acquiror Shares issued in exchange therefor, without interest, (i) promptly following the surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Acquiror Shares and (ii), at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole Acquiror Shares.

         1.08 NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional Acquiror Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Acquiror.

         1.09 AGREEMENT TO VOTE SHARES. At any meeting of the Shareholders with respect to any of the following, and at any adjournment thereof, and with respect to any consent solicited with respect to any of the following, each Shareholder who is a party to this Agreement hereby agrees to vote such Shareholder's Company Stock (i) in favor of approval of the Merger and any matter which could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or in competition with the Merger, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party, against any liquidation or winding up of the Company and against any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger.

         1.10 WITHHOLDING. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined), or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Acquiror.

         1.11 CLOSING. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 3600 First City Tower, Houston, Texas 77002-6760, at (a) 10:00 a.m., local time, on June 30, 1998, or (b) if the conditions set forth in Article IX of this Agreement have not been satisfied or waived on or before June 30, 1998, at 10:00 a.m., local time, on the second business day following the date on which the conditions set forth in
Article IX of this Agreement have been satisfied or waived or (c) at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the State of Texas.

         1.12 ACTIONS AT CLOSING. At the Closing, (a) the Company shall deliver to the Acquiror Companies the various certificates, instruments and documents referred to in Section 9.01 of this Agreement, (b) the Acquiror Companies shall deliver to the Company and the Shareholders the various certificates, instruments and documents referred to in Section 9.02 of this Agreement, and (c) the parties shall file with the Secretary of State of the State of Texas the Articles of Merger.

         1.13 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

         1.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. Acquiror and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Acquisition Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

         The Company and each of the Shareholders of the Company, jointly and severally, hereby represents and warrants to Acquiror, as of the date hereof and at the Closing Date, that:

         2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Except as set forth in Section 2.01 of the Company Disclosure Schedule (as hereinafter defined), the Company is a corporation, and each of the Company's subsidiaries (as such term in defined in Section 10.06 herein) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect. Section 2.01 of the Disclosure Schedule delivered by the Company to Acquiror concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests of the Company or another subsidiary of the Company.

         2.02 ORGANIZATIONAL DOCUMENTS. The Company has heretofore furnished or made available to Acquiror complete and correct copies of the Articles of Incorporation and the Bylaws (or equivalent organizational documents), in each case as amended or restated to the date hereof, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

         2.03    CAPITALIZATION.

                 (a) The authorized capital stock of the Company consists of 100,000 shares of Common Stock, par value $1.00 per share, and 100,000 shares of Preferred Stock, par value $10.00 per share. As of the date of this Agreement, 1,667 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding. As of the date of this Agreement, there are 500 shares of Common Stock and 2,000 shares of Preferred Stock held by the Company in its treasury, and no shares of Common Stock or Preferred Stock are reserved for issuance. Each of the issued shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound, and all such issued shares or other equity interests of the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                 (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Company Voting Debt") are issued or outstanding.

                 (c) Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Company Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries
(i) to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or the capital stock or other equity interests of any subsidiary of the Company or (ii) (other than advances to wholly owned subsidiaries in the ordinary course of business) to provide material funds to, or to make any material investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the material obligations of, any subsidiary of the Company or any other person. Except (i) as set forth in

Section 2.03(c) of the Company Disclosure Schedule or (ii) for subsidiaries of the Company set forth in Section 2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, any capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule or for any agreements, arrangements or commitments between the Company and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

         2.04 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of the Acquiror Companies, constitutes the legal, valid and binding obligation of the Company.

         2.05    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 2.05(b) are obtained or made and except as disclosed in Section 2.05(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any applicable Laws in effect as of the date of this Agreement, or any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject.

                 (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any Governmental Entity (as hereinafter defined), except (i) the filing of Articles of Merger with the Secretary of State of the State of Texas, (ii) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to cause a Company Material Adverse Effect or to prevent the Company from performing its obligations under this Agreement and (iv) as disclosed in Section 2.05(b) of the Company Disclosure Schedule.

         2.06 PERMITS; COMPLIANCE. Except as disclosed in Section 2.06 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of all (i) franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders it reasonably believes are necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"). Section 2.06 of the Company Disclosure Schedule sets forth a list of each of the Company Permits and the jurisdiction issuing the same, all of which are in good standing and not subject to meritorious challenge. Section 2.06 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company or the Shareholders, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in the loss, suspension or revocation of a Company Permit. Except as set forth in Section 2.06 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, in default under or in violation of , and none of them has received, since July 31, 1997, from any Governmental Entity any written notice with respect to any conflict with, default under or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, (ii) any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, or (iii) any of the Company Permits.

         2.07 FINANCIAL STATEMENTS. The Company has provided Acquiror with true, correct and complete copies of its audited consolidated balance sheet, income statement and statement of cash flows for the years ended July 31, 1995, 1996 and 1997 and an unaudited consolidated balance sheet, income statement and statement of cash flows for the nine months ended April 30, 1998 (collectively, the "Company Financial Statements"). Each of the Company Financial Statements (including, in each case, any related notes thereto) (a) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except (i) to the extent disclosed therein or required by changes in GAAP, and (ii) as may be indicated in the notes thereto, and (b) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows, and except for the absence of notes).

         2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as set forth in Section 2.08 of the Company Disclosure Schedule, since July 31, 1997 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, whether or not covered by insurance, would constitute a Company Material Adverse Effect; (ii) any change by the Company or its subsidiaries in their significant accounting policies; (iii) except for dividends by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company;
(iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company and its subsidiaries as a group; or (v) any other Company Material Adverse Effect.

         2.09 LITIGATION. Except as disclosed in Section 2.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company or any of the Shareholders, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any executory judgment, order, writ, injunction, decree or award of any Governmental Entity, including without limitation any cease and desist order and any consent decree, settlement agreement or other similar written agreement with any Governmental Entity.

         2.10    EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                 (a) Each Benefit Plan (as hereinafter defined) is listed in Section 2.10(a) of the Company's Disclosure Schedule. The Company has delivered or made available to Acquiror a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed,
(ii) such Benefit Plan, (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA"), and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under section 401 of the Code. "Benefit Plans" shall mean any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the Company or any of its subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for the Company or any of its subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (x) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (y) workers compensation insurance, and (z) directors and officers liability insurance.

                 (b) With respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plan, ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Company Material Adverse Effect.

                 (c)      Each Benefit Plan intended to be qualified under
section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by Law to be made until a date after the Closing Date, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and (iv) has not been operated in a way that would adversely affect its qualified status.

                 (d) There has been no termination or partial termination of any Benefit Plan within the meaning of section 411(d)(3) of the Code.

                 (e) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any Benefit Plan or its assets that could reasonably be expected to have a Company Material Adverse Effect.

                 (f) There is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plan before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC"), or other governmental authority.

                 (g) All contributions required to be made to Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable Law have been timely made.

                 (h) With respect to each Benefit Plan, no event has occurred and, to the knowledge of the Company or any of the Shareholders, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                 (i) There are no collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company or the Shareholders, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries. None of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or its subsidiaries that could reasonably be expected to have a Company Material Adverse Effect, and there is no pending or, to the knowledge of the Company or any of the Shareholders, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                 (j) Section 2.10(j) of the Company Disclosure Schedule contains true and correct (i) copies of all employment agreements to which the Company or any of its subsidiaries is a party; (ii) listings of all officers of the Company who have executed a non-competition agreement with the Company or any of its subsidiaries; (iii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees; and (iv) summary descriptions of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees. Except as set forth in Section 2.10(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the other transactions contemplated by this Agreement, and none of such persons will be entitled to severance payments or other benefits as a result of the Merger or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                 (k) No Benefit Plan provides retiree medical or retiree life insurance benefits, and neither the Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance or medical benefits upon retirement or termination of employment of employees, other than as required by the provisions of Sections 601 through 608 of ERISA and section 4980B of the Code.

                 (l) Neither the Company nor any corporation, trade, business or entity under common control with the Company, within the meaning of section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of
Section 3(37) of ERISA or a plan subject to Title IV of ERISA.

                 (m) Neither the Company nor any Commonly Controlled Entity has maintained a Benefit Plan which provides for the purchase of common stock of the Company.

                 (n) The Company has not taken any of the following or other similar actions since July 31, 1997: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 2.10(j) of this Agreement.

                 (o) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made hereunder, under any agreement contemplated herein, or under any Benefit Plans or any of the programs, agreements, policies, or other arrangements described in Section 2.10(j) of the Company Disclosure Schedule that would be reasonably likely to be nondeductible under section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

         2.11 TAXES. Except as set forth in Section 2.11 of the Company Disclosure Schedule,

                 (a) (i) All returns and reports of or with respect to any Tax which is required to be filed with respect to the Company or any its subsidiaries on or prior to the date hereof ("Tax Return") have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all Taxes required to be paid with respect to the period covered by each such Tax Return have been timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been satisfied in all material respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                 (b) There is no claim against the Company or any of its subsidiaries for Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section
2.11 of the Company Disclosure Schedule.

                 (c) The total amounts set up as liabilities for current and deferred Taxes in the Company Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                 (d) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon any of the assets of the Company or any of its subsidiaries.

                 (e) Neither the Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

         2.12 POOLING; TAX MATTERS. None of the Company, its affiliates or the Shareholders has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the rules, regulations and interpretations (the "Regulations") of the Securities and Exchange Commission (the "Commission") or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

                 (a) Prior to and in connection with the Merger, (i) none of the Company Common Stock will be redeemed, (ii) no extraordinary distribution will be made with respect to Company Common Stock, and
         (iii) none of the Company Common Stock will be acquired by any person related (as defined in Treas. Reg. Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Company.

                 (b) The Company and the Shareholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                 (c) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Acquisition Sub that was issued, acquired, or will be settled at a discount.

                 (d) The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (e) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         2.13 AFFILIATES. Section 2.13 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of that term as used in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, all directors and executive officers of the Company.

         2.14 CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         2.15 ENVIRONMENTAL. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries is in full compliance with all laws, rules, regulations, orders, judgments, decrees and other legal requirements, foreign and domestic, relating to the prevention of pollution and the protection of the environment, including, without limitation, all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"). Except as set forth in Section 2.15 of the Company Disclosure Schedule, there is no physical condition existing on any property ever owned, operated, leased or used by the Company or any of its subsidiaries nor are there any physical conditions existing on any other property that may have been impacted by the operations of the Company or any of its subsidiaries that could give rise to any remedial obligation under any Environmental Laws or that could result in any liability to any third party claiming damage to person or property as a result or consequence of such physical conditions. Except as set forth in Section 2.15 of the

Company Disclosure Schedule, none of the Company or any of its subsidiaries has caused or permitted its businesses, properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as defined below) except in compliance with all Environmental Laws, and has not caused or permitted the Release (as defined below) or arrangement for transport or disposal of any Hazardous Substance on or off the site of any property of any of the Company or any of its subsidiaries. Except as set forth in Section 2.15 of the Company Disclosure Schedule, there are no underground storage tanks on, under, or about any property of the Company or any of its subsidiaries, and to the knowledge of the Company and the Shareholders, no underground storage tanks were previously located on such properties. The Company does not know of, and has not received any written or oral notice or other communications from any Governmental Entity or other third party relating to Hazardous Substances or remediation thereof, of possible liability of or enforcement against any person or entity pursuant to any Environmental Law, other environmental conditions in connection with properties of the Company or any of its subsidiaries, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. The term "Hazardous Substance" shall mean, without limitation, any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, crude oil or derivatives thereof, petroleum products, and all other toxic substances, hazardous materials or chemical substances regulated by any Environmental Law. The term "Release" shall have the meaning set forth in 42 U.S.C. 9601(22).

         2.16 UNDISCLOSED LIABILITIES. Except (i) as and to the extent of the amounts specifically reflected or accrued for in the balance sheet dated as of April 30, 1998, included in the Company Financial Statements, (ii) for liabilities or obligations incurred in the ordinary course of business since such balance sheet date, or (iii) as set forth in Section 2.16 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. Neither the Company nor any of the Shareholders knows of any basis for the assertion against the Company or any of its subsidiaries of any liability or obligation not excepted by the preceding clauses (i) through (iii) of this Section.

         2.17 CERTAIN AGREEMENTS. Except as set forth in Section 2.17 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a noncompetition, territorial exclusivity or other provision covering such subject matter, the scope of the business or operations of any of the Company or any of its subsidiaries geographically or otherwise.

         2.18 CONTRACTS AND COMMITMENTS. Section 2.18 of the Company Disclosure Schedule sets forth (i) a list of each contract or commitment to which the Company or any of its subsidiaries is a party or by which its or their property is bound that involves consideration or other expenditure in excess of $25,000 or performance over a period of more than six months or that is otherwise material to the business or operations of the Company and its subsidiaries, taken as a whole ("Material Contracts"); (ii) a list of all real or personal property leases to which any of the Company or any of its subsidiaries is a party involving consideration or other expenditure in excess of $25,000 over the term of the lease ("Material Leases"); (iii) a list of guarantees, or agreements to indemnify or be contingently liable for, the payment or performance by any person or business entity to which any of the Company or any of its subsidiaries is a party ("Guarantees"); and (iv) a list of contracts or other formal or informal understandings between the Company or any of its subsidiaries and any of its officers, directors, employees, consultants, agents or shareholders (or any of such shareholders' family members or affiliates) ("Affiliate Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Affiliate Agreement has been furnished to Acquiror prior to the date hereof. Except as specifically disclosed in Section
2.18 of the Company Disclosure Schedule, each of the Material Contracts, Material Leases, Guarantees and Affiliate Agreements constitutes the valid and legally binding obligation of the parties thereto and is in full force and effect without default on the part of the Company, and to the knowledge of the Company and the Shareholders, any other party thereto.

         2.19 AFFILIATE INTERESTS. None of the Shareholders nor any employee, consultant, officer or director, or former shareholder, employee, consultant, officer or director, of the Company or any of its subsidiaries has any interest, direct or indirect, in any property, tangible, or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names used in or pertaining to the business of the Company or any of its subsidiaries, except for the normal rights of a shareholder and as set forth in Section 2.19 of the Company Disclosure Schedule.

         2.20 INTELLECTUAL PROPERTY. The Company or one or more of its subsidiaries own, or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as it reasonably believes are necessary for the conduct of the business of the Company and its subsidiaries as currently conducted. A list of all such intellectual property is set forth in Section 2.20 of the Company Disclosure Schedule. Neither the Company nor any of its subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other persons, except, in each case, for matters that could not reasonably be expected to have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any material license held by the Company or any of its subsidiaries under, any patent, trademark, service mark, trade name, trade secret or copyright.

         2.21 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Shareholders.

         2.22 INSURANCE. Section 2.22 of the Company Disclosure Schedule sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Company and its subsidiaries (true and complete copies of which have been furnished to Acquiror). Such insurance policies are in full force and effect. The Company and each of its subsidiaries are presently insured, and during each of the past five (5) calendar years have been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 2.22 of the Company Disclosure Schedule, the policies of general liability, malpractice or professional liability, fire, theft and other insurance maintained with respect to the operations, assets or businesses of the Company and its subsidiaries provide what the Company reasonably believes to be adequate coverage against loss. The Company or its subsidiaries have given in a timely manner to their insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved it rights in respect of or rejected any of such claims. None of the Company or any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or, to the knowledge of the Company, threatened.

         2.23 PROPERTIES. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, free and clear of all liens to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements as being owned by the Company and its subsidiaries, as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Company Financial Statements, (ii) liens disclosed in the notes to such financial statements, (iii) statutory liens for current Taxes not yet due and (iv) liens arising in the ordinary course of business. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or subleases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). All of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Prior to the Closing, the real property identified in Section 5.01(f) of the Company Disclosure Schedule (the "Real Property") was transferred by the Company to Silver Stone Properties, LLC and a promissory note was issued from Silver Stone Properties, LLC to the Company in the amount of the indebtedness encumbering such Real Property.

         2.24 GOOD TITLE. Each of the Shareholders is the sole record and beneficial owner of, and has good and valid title to, the number of shares of Company Stock set forth opposite such Shareholder's name on Schedule 1.06(a) to this Agreement, free and clear of all liens, claims, encumbrances, options, voting trusts or agreements, proxies or other claims or charges of any nature whatsoever (other than resulting from this Agreement).

         2.25    CERTAIN SECURITIES LAW MATTERS.

                 (a) Each of the Shareholders, either alone or with his purchaser representative as defined in Rule 501(h) under the Securities Act, if any, has substantial experience in evaluating and investing in private placement transactions so that such Shareholder is capable of evaluating the merits and risks of its investment in the Acquiror Shares. Each of the Shareholders, by reason of such Shareholder's business or financial experience, either alone or with his purchaser representative as defined in Section 501(h) under the Securities Act, if any, has the capacity to protect such Shareholder's own interests in connection with the acquisition of the Acquiror Shares hereunder. Each of the Shareholders who has designated himself, herself or itself, as the case may be, (i) as an "accredited investor" on the signature page hereto is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act or (ii) as a "nonaccredited investor" is not an "accredited investor" and, either alone or with his purchaser representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Acquiror has provided each of the Shareholders or his purchaser representative, if any, with copies of the Acquiror SEC Reports (as such term is defined in Section 3.05). Each of the Shareholders or his purchaser representative, if any, is familiar with the business and financial condition, properties, operations and prospects of Acquiror and has had an opportunity to discuss Acquiror's business and financial condition, properties, operations and prospects with Acquiror's management. Each of the Shareholders or his purchaser representative, if any, has also had an opportunity to ask questions of officers of Acquiror, which questions were answered to such Shareholder's satisfaction. Each of the Shareholders understands that such discussion was intended to describe certain aspects of Acquiror's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

                 (b) Each of the Shareholders understands that the Acquiror Shares may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Shareholder may dispose of the Acquiror Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and each Shareholder further understands that, except to the limited extent provided in the Registration Rights Agreement (as hereinafter defined) and in this section below, Acquiror has no obligation or intention to register the Acquiror Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144) thereunder which permits limited resales of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issue, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions with a "market maker" and the number of shares being sold not exceeding specified limitations. Accordingly, such Shareholder understands that under the Commission's rules, such Shareholder may dispose of the Acquiror Shares in transactions which are exempt from registration under the Securities Act. As a consequence of all of the foregoing, each Shareholder understands that such Shareholder must bear the economic risk of the investment in the Acquiror Shares for an indefinite period of time. Notwithstanding the foregoing, Acquiror agrees that:

                 (i) For so long as and to the extent necessary to permit the Shareholders to sell the Acquiror Shares pursuant to Rules 144 or 145 promulgated under the Securities Act, Acquiror shall (a) use its reasonable efforts to (x) file on a timely basis all reports, data and other information required to be filed with the Commission by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (y) to furnish any Shareholder upon request a written statement confirming that Acquiror has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Acquiror Shares by any such Shareholder under Rules 144 or 145, Acquiror has filed all reports, data and other information required to be filed with the Commission by it under the Exchange Act during the twelve (12) months preceding the date of this Agreement.

                 (ii) The legends set forth on the certificates representing the Acquiror Shares shall be removed by delivery of substitute certificates without such legend, if such legend is not required for purposes of the Securities Act or this Agreement. It is agreed that such restrictive legends and related stop orders will be removed if (x) Acquiror has received either a written opinion of counsel, which such counsel and opinion shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained from the Commission, to the effect that the Acquiror Shares subject thereto may be transferred free of the restrictions imposed by Rules 144 or 145, or (y) in the event of a sale of the Acquiror Shares which has been registered under the Securities Act or made in conformity with the provisions of Rules 144 or 145.

                 (c) Each of the Shareholders acknowledges and agrees that such Shareholder is not relying upon Acquiror or the Company or their respective officers, directors, employees or agents, as to the United States federal income tax or any other tax consequences to such Shareholder of the transactions contemplated by this Agreement. As to all such tax consequences, such Shareholder hereby agrees and represents that such Shareholder has consulted with such Shareholder's own legal and tax advisors to the extent that such Shareholder has deemed such consultation necessary or appropriate, that such Shareholder is making such Shareholder's own determination as to what the tax consequences of the transactions contemplated hereby will be to such Shareholder and that neither Acquiror nor the Company is making any representation, express or implied, as to any such tax consequences.

         2.26 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of the Shareholders has the full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out and perform the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents and warrants to the Company and the Shareholders that:

         3.01 ORGANIZATION AND QUALIFICATION. Acquiror is a limited liability company duly organized, validly existing and in good standing under the laws of The Netherlands and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each of the Acquiror Companies has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole, at the time of such change or effect.

         3.02    CAPITALIZATION.

                 (a)      The authorized capital stock of Acquiror consists of
(i) 100,000,000 Acquiror Shares, of which, as of May 31, 1998:  (A) 24,884,167 are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Acquiror's Articles of Association or Bylaws (or the equivalent organizational documents) (collectively, the "Acquiror Organizational Documents") or any agreement to which Acquiror is a party or is bound; (B) no shares are held in the treasury of Acquiror and (C) 1,785,000 shares are reserved for future issuance pursuant to stock option plans of Acquiror and (ii) 3,000,000 Preference Shares, par value NLG 0.03, none of which were issued or outstanding. The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 1,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Acquisition Sub is owned by Core Laboratories, Inc., a wholly-owned subsidiary of Acquiror.

                 (b) The Acquiror Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                 (c) There are no voting trusts or other agreements or understandings to which Acquiror or any of its subsidiaries is a party with respect to the voting of the capital stock of Acquiror or any of its subsidiaries.

         3.03 AUTHORITY. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror Companies and the performance by each of the Acquiror Companies of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of either of the Acquiror Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror Companies and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding obligation of each of the Acquiror Companies.

         3.04    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 3.04(b) are obtained or made and except as otherwise disclosed in Section 3.04(a) of the Disclosure Schedule delivered by Acquiror to the Company contemporaneously with the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"), the execution and delivery of this Agreement by the Acquiror Companies does not, and performance of their respective obligations hereunder, including the consummation of the transactions contemplated hereby, will not (with or without notice or lapse of time or both) (i) conflict with or violate the Acquiror Organizational Documents or the Articles of Incorporation or Bylaws of Acquisition Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement or any judgment, order or decree applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject.

                 (b) The execution and delivery of this Agreement by the Acquiror Companies does not, and the performance of this Agreement by the Acquiror Companies, including the consummation of the transactions contemplated hereby, will not require Acquiror or Acquisition Sub to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for the filing of Articles of Merger with the Secretary of State of the State of Texas,
(ii) the applicable requirements of the HSR Act, (iii) the applicable requirements of the Exchange Act and the National Association of Securities Dealers, Inc. (the "NASD"), (iv) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent Acquiror or Acquisition Sub from performing their respective obligations under this Agreement and (v) as disclosed in Section 3.04(b) of the Acquiror Disclosure Schedule.

         3.05    REPORTS; FINANCIAL STATEMENTS.

                 (a) Since December 31, 1997, Acquiror has filed all forms, reports, statements and other documents required to be filed with the Commission, including without limitation (i) all Annual Reports on Form 10-K,
(ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Acquiror SEC Reports"). The Acquiror SEC Reports were prepared in all material respects in accordance with the requirements of applicable Law (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Acquiror SEC Reports) and the Acquiror SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquiror has provided the Shareholders with true and complete copies of all Acquiror SEC Reports.

                 (b) Each of the historical consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (i) have been prepared in accordance with the published rules and regulations of the Commission and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the Commission) and (ii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

         3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement, since December 31, 1997, Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been any Acquiror Material Adverse Effect.

         3.07 POOLING; TAX MATTERS. Neither the Acquiror nor any of its affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

         3.08 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                                   ARTICLE IV

                         COVENANTS OF THE SHAREHOLDERS

         4.01 AFFIRMATIVE COVENANT. Each of the Shareholders covenants and agrees that, prior to the Closing Date, such Shareholder will take all commercially reasonable actions necessary to ensure that the Company complies with Articles V and VII hereof.

         4.02 NEGATIVE COVENANTS. Each of the Shareholders covenants and agrees that, prior to the Effective Time, such Shareholder will not:

                 (a) take any action that reasonably could be expected to result in (i) any of the representations and warranties of such Shareholder and the Company set forth in Article II hereof becoming untrue or (ii) any of the conditions set forth in Article IX hereof not being satisfied; or

                 (b) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any agent, investment banker, financial advisor, attorney, accountant or other representative retained by such Shareholder to take any such action, and such Shareholder shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by such Shareholder or by any such agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Shareholder shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         4.03 REPLACEMENT OF PROMISSORY NOTE. On or prior to six (6) months after the Closing Date, the Shareholders shall repay the promissory note issued in favor of the Company from Silver Stone Properties, LLC in connection with the sale of the Real Property.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

         5.01 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause each of its subsidiaries to:

                 (a) operate its business in the usual and ordinary course consistent with past practices;

                 (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

                 (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

                 (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                 (e) ensure that the cash on hand at the Company shall not be less than $580,646.18 and the aggregate outstanding balance of long-term and short-term debt shall not be greater than $7,717,953.00.

                 (f) execute any additional documents and instruments necessary to effectively transfer the Real Property described in
         Section 5.01(f) of the Company Disclosure Schedule to Silver Stone Properties, LLC and to evidence assumption of the underlying indebtedness encumbering such Real Property;

                 (g) use its best efforts to ensure that the Shareholders' Representative shall execute and deliver the Escrow Agreement; and

                 (h) execute a lease arrangement (the "Lease") covering the Real Property, in substantially the form attached hereto as Exhibit E.

         5.02 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

                 (a) (i) increase the compensation payable to or to become payable to any director or executive officer; (ii) increase the compensation payable or pay bonuses to employees of the Company (excluding payments made pursuant to agreements disclosed in Section 2.10(j) of the Company Disclosure Schedule) other than in the ordinary course of business, (iii) grant any severance or termination pay (other than pursuant to the normal severance practices of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) except as set forth in Section 2.10(a) of the Company Disclosure Schedule, establish, adopt or enter into any Benefit Plan or (v) except as may be required by applicable Law or as set forth in Section 2.10(a) of the Company Disclosure Schedule, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company, with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 2.10(a) of this Agreement;

                 (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                 (c) (i) except as described in Section 2.03(c) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization of the Company or any of its subsidiaries; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                 (d) (i) except as set forth in Section 2.03(a) hereof or as described in Section 2.03(c) of the Company Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms materially more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

                 (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), except that the Company may continue negotiations with and, subject to the prior approval of Acquiror, consummate the acquisition of Explosivos Tecnologicos Argentinos, S.A. presently being negotiated;

                 (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for pledges or dispositions of assets in the ordinary course of business and consistent with past practice;

                 (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any agent, investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or any of its subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal;

                 (h) release any third party from its obligations under any existing standstill agreement or arrangement relating to a Competing Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries;

                 (i) propose to adopt any amendments to its Articles of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

                 (j) (i) change any of its significant accounting policies or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending July 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by Law or GAAP;

                 (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice;

                 (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business); or

                 (m) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VI

                             COVENANTS OF ACQUIROR

         6.01 AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company and the Shareholders, Acquiror will:

                 (a) use all reasonable efforts to preserve substantially intact its business organization;

                 (b) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                 (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         6.02 NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company and the Shareholders, from the date of this Agreement until the Effective Time, Acquiror will not do any of the following:

                 (a) amend any of the material terms or provisions of the Acquiror Shares;

                 (b) knowingly take any action that would result in a failure to maintain the listing of the Acquiror Shares on the Nasdaq Stock Market or any other nationally recognized stock market;

                 (c) propose to adopt any amendments to the Acquiror Organizational Documents that would have an adverse effect on the consummation of the transactions contemplated by this Agreement; or

                 (d) agree in writing or otherwise to do any of the foregoing.

         6.03 PAYMENT TO LENDER OF THE COMPANY. All indebtedness of the Company and its subsidiaries to the Company's lender in the amounts set forth on Schedule 6.03 shall have been paid in full by Acquiror within ten (10) days of Closing, and Acquiror shall undertake to have all liens released and discharged and provide evidence of same to the Shareholders' Representative.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.01 NOTIFICATION OF CERTAIN MATTERS. The Company and each of the Shareholders shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the party giving such notice contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any material failure of the party giving such notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder within the time specified therefor and (iii) any change or event having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the financial condition, results of operations, business or prospects of Acquiror or the Company.

         7.02 ACCESS AND INFORMATION. Between the date hereof and the Closing Date:

                 (a) The Company shall, and shall cause its subsidiaries to, (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") access during ordinary business hours and at other reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Acquiror or the Acquiror Representatives.

                 (b)      Acquiror shall, and shall cause its subsidiaries to,
         (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") access during ordinary business hours, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Acquiror and its subsidiaries and to the books and records thereof and
         (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Acquiror and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company or the Company Representatives.

                 (c)      Notwithstanding the foregoing provisions of this
         Section 7.02, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by Law or contract. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

                 (d) Each party to this Agreement shall hold in confidence and not disclose, except on a "need to know" basis to its respective Acquiror Representatives or Company Representatives, as the case may be, all nonpublic information received from the other party to this Agreement ("Confidential Information") until such time as such Confidential Information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other party all documents, work papers and other materials (including copies) obtained by such party or on its behalf from another party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. The foregoing obligations of confidentiality and nondisclosure shall be effective for a period of two (2) years after such termination; provided that such obligations of the Acquiror Companies shall terminate at the Closing.

                 (e) In the event that a party, or anyone to whom it supplies Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a Governmental Entity, the party agrees
         (i) to notify the other party immediately of the existence, terms and circumstances surrounding such request, (ii) to consult with the other party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such Confidential Information is required to prevent a party from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as the disclosing party is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

         7.03    APPROPRIATE ACTION; CONSENTS; FILINGS.

                 (a) The Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, and each of the Shareholders shall use all reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company, Acquiror or any of the Shareholders, respectively, or any of the Company's or Acquiror's respective subsidiaries, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                 (b) Acquiror, the Company and each of the Shareholders agree, and Acquiror and the Company shall cause each of their respective subsidiaries, to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Acquiror, the Company and each of the Shareholders also agree to take any and all reasonable actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to the Merger not to be satisfied; provided, however, that in no event shall any party take, or be required to take, any action that could reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                 (c) The Company, Acquiror and each of the Shareholders shall each promptly give (or shall cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby to third parties required by Law or by any contract, license, lease or other agreement to which such person is a party or by which such person is bound, and use (and cause its subsidiaries to use) all reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement or (iii) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect, respectively, from occurring after the Effective Time.

                 (d) If any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.04 AFFILIATES; POOLING. The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of Exhibit C hereto (the "Company Affiliates' Letter"), from (i) each person identified as an affiliate of the Company in
Section 2.13 of the Company Disclosure Schedule within five (5) days after the execution hereof, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and
(iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a "pooling of interest" for financial accounting purposes (a "Pooling Transaction").

         7.05 PUBLIC ANNOUNCEMENTS. Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that a party may, without consulting with the other party, issue such a press release or make such a public statement if required by applicable Law or the rules of the NASD or a national securities exchange if such party has used commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

         7.06 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company or Acquiror, as the case may be; provided that any expenses associated with any fees associated with the HSR filing shall be split between Acquiror and the Company. The Shareholders shall not charge the Company or any of its subsidiaries, or cause the Company or any of its subsidiaries to pay or be liable, for any costs or expenses incurred by any of the Shareholders in connection with this Agreement or the transactions contemplated hereby. Any such costs, expenses or fees not paid by the Company prior to the Closing will become the obligation of the Surviving Corporation upon consummation of the Merger.

         7.07    EMPLOYEES OF COMPANY.

                 (a) As soon as reasonably practicable after the Effective Time, but in any event not later than January 1, 1999, Acquiror shall provide employee benefit plans and arrangements to employees of the Company and its subsidiaries that are similar to the employee benefit plans and arrangements of Acquiror for similarly situated employees of the Acquiror as in effect immediately prior to the Effective Time.

                 (b) The employees of Company and its subsidiaries shall be credited for their actual years of service with the Company for purposes of eligibility, vesting and benefit accrual under all benefit plans provided by Acquiror in accordance with this Section 7.07, including, but not limited to, vacation, severance, retirement and disability plans.

                 (c) Such employee benefits under any medical plan provided by Acquiror in accordance with this Section 7.07 shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid by employees of the Company and its subsidiaries for the current plan year under the medical plan maintained by the Company.

                 (d) Nothing in this Agreement is intended to confer upon any employee of the Company or its subsidiaries retained by Acquiror after Closing ("Retained Employees") any right to continued employment after evaluation by Acquiror and its affiliates of their employment needs at any time after the Closing.

                 (e) Notwithstanding any provision in this Agreement to the contrary, Acquiror expressly reserves the right to amend, modify, or terminate any Benefit Plan, program or policy established or maintained by Acquiror or any of its affiliates (including, without limitation, the Company or its subsidiaries) for the benefit of the Retained Employees.

         7.08 TAX-FREE REORGANIZATION. Subject to the terms and conditions hereof, Acquiror and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of section 368(a) of the Code. Acquiror shall cause the Company to comply with all applicable reporting requirements under section 367(a) of the Code and U.S. Treasury Regulations issued thereunder.

         7.09 INFORMATION FOR TAX RETURNS. From and after the Closing, the Acquiror Companies shall cooperate with the Shareholders by providing and granting access to the Shareholders, promptly upon request, to such records, documents and other information regarding the Company and its subsidiaries as the Shareholders may reasonably request from time to time, in connection with the preparation or audit of any Tax Returns of any of the Company, its subsidiaries or the Shareholders, and for audits, disputes, refund claims, or litigation or other proceedings relating thereto.

                                  ARTICLE VIII

                                INDEMNIFICATION

         8.01    IN GENERAL.  Subject to the terms and conditions of this
Article VIII, the Shareholders agree, jointly and severally, to indemnify, defend and hold harmless Acquiror and its directors, officers, employees, consultants, affiliates and controlling persons (collectively, and including the Company and its subsidiaries after the Effective Time, the "Acquiror Indemnified Parties"), from and against all Claims asserted against, resulting from, imposed upon or incurred by Acquiror or any other Acquiror Indemnified Party, directly or indirectly, by reason of, arising out of, or resulting from
(a) the inaccuracy or breach of any representation or warranty of the Company or any of the Shareholders contained in or made pursuant to this Agreement, (b) the breach of any covenant or agreement of the Company or any of the Shareholders contained in or made pursuant to this Agreement or (c) any Release of Hazardous Substances on any property currently or previously owned, operated, leased, or used by Company or any of its subsidiaries or any transport, disposal, or arrangement for transport or disposal of any Hazardous Substances to or at any site located offsite the property currently owned or leased by the Company. It is agreed among the parties hereto that the obligations of the Shareholders to the Acquiror Indemnified Party pursuant to this Section 8.01 be satisfied only pursuant to the Escrow Agreement and the procedures set forth in Sections 8.04 and 8.05 hereof. As used in this Article VIII, the term "Claim" shall include (i) all debts, liabilities and obligations, (ii) all losses, damages, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses), and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

         8.02 NO EXHAUSTION OF REMEDIES. The Shareholders acknowledge that their obligation under Section 8.01 of this Agreement is independent of the obligations of the Company pursuant to this Agreement, and that the Shareholders waive any right to require the Acquiror Indemnified Parties to (i) proceed against the Company; or (ii) pursue any other remedy whatsoever in the power of the Acquiror Indemnified Parties.

         8.03 DEFENSE OF THIRD PARTY CLAIMS. The obligation of the Shareholders to indemnify the Acquiror Indemnified Parties under this Article VIII with respect to Claims relating to or arising from third parties (a "Third Party Claim") shall be subject to the following terms and conditions:

                 (a) Notice and Defense. The Acquiror Indemnified Party will give the other party or parties (whether one or more, the "Indemnifying Party") prompt written notice (including all documents and other nonprivileged information in the Acquiror

         Indemnified Party's possession related thereto) of any such Third Party Claim, and the Indemnifying Party may undertake the defense thereof by representatives chosen by it upon written notice to the Acquiror Indemnified Party provided within 20 days of receiving notice of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires). Failure of the Acquiror Indemnified Party to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VIII, except to the extent the Indemnifying Party is materially prejudiced thereby. The Acquiror Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by the Indemnifying Party and in the possession or under the control of the Acquiror Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

                 (b) Failure to Defend. If the Indemnifying Party, within 20 days after notice of any such Third Party Claim (or sooner if the nature of any Third Party Claim so requires), fails to undertake the defense of such Third Party Claim actively and in good faith, then the Acquiror Indemnified Party shall have the right, but not the obligation, to undertake the defense, compromise or settlement of such Third Party Claim, or consent to the entry of a judgment with respect thereto.

                 (c) Acquiror Indemnified Party's Rights. Anything in this Article VIII to the contrary notwithstanding, (i) if there is a reasonable probability that the Third Party Claim may adversely affect the Acquiror Indemnified Party other than as a result of money damages or other money payments in an aggregate amount of less than $100,000, the Acquiror Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim (provided that the Acquiror Indemnified Party shall not settle such Third Party Claim or consent to any judgment without first obtaining the consent of the Indemnifying Party, which shall not be unreasonably withheld), and
         (ii) the Indemnifying Party shall not without the written consent of the Acquiror Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Acquiror Indemnified Party of an unconditional release from all liability in respect of such Third Party Claim.

         8.04 PAYMENT; ARBITRATION. Upon the occurrence of a Claim for which indemnification is believed to be due hereunder which is not a Third Party Claim, the Indemnified Party shall provide notice of such Claim to the Indemnifying Party, stating in specific terms the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due. Any Claim shall be conclusive against the Indemnifying Party in all respects 30 days after receipt by the Indemnifying Party of such notice, unless within such period the Indemnifying Party sends the Indemnified Party a notice disputing the propriety of the Claim. Such notice of dispute shall describe the basis for such objection and the amount of the Claim as to which the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any such notice of dispute, both the Indemnified Party and the Indemnifying Party shall use all reasonable efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If a mutually acceptable resolution cannot be reached between the Indemnified Party and the Indemnifying Party with such 30- day period, either party may submit the dispute for resolution by binding arbitration pursuant to the provisions of this Section 8.04. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, and the parties shall attempt to appoint a single arbitrator. If the parties are unable within 10 days after receipt of the notice to agree on a single arbitrator, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall name a third arbitrator within a period of 10 days after their nomination. If the two arbitrators fail to appoint a third arbitrator within such 10-day period, a third arbitrator shall be appointed pursuant to the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association. In all respects, such panel and the arbitration proceeding shall be governed by the Rules, and the place of arbitration shall be in a city mutually selected by the Indemnifying Party and the Acquiror Indemnified Party (or, if no city can be mutually agreed upon within 10 days, then in Houston, Texas). If it is finally determined that all or a portion of such Claim amount is owed to the Indemnified Party, then such Claim amount shall be satisfied in accordance with Section 8.05 of this Agreement and the Acquiror Indemnified Party shall be entitled to recovery of all expenses, including reasonable attorneys' fees, incurred in connection with enforcing its rights under this
Article VIII. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         8.05    SATISFACTION OF CLAIMS FROM ESCROW SHARES.

                 (a) After the Effective Time, the indemnification obligations of the Shareholders under Section 8.01 of this Agreement shall be satisfied solely from payments of the Escrow Shares by delivery to the Acquiror Indemnified Party entitled to indemnification hereunder.

                 (b) Pursuant to the provisions of the Escrow Agreement, if the Shareholders are determined to owe a Claim amount pursuant to the procedures set forth in Section 8.04, then the amount due the Acquiror Indemnified Party hereunder shall be satisfied by the delivery to the Acquiror Indemnified Party pursuant to the Escrow Agreement of Escrow Shares equal in value to the amount of the Claim to be satisfied, and the Claim shall be deemed paid and satisfied upon receipt by the Acquiror Indemnified Party of certificates representing such number of Escrow Shares duly endorsed for transfer to the Indemnified Party. The per share value of the Escrow Shares for purposes of this Article VIII and the Escrow Agreement with respect to a particular Claim shall be the Market Value (as defined herein) of the Escrow Shares. The "Market Value" of an Escrow Share shall be the actual closing trading price at the end of business on June 30,

1998, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Escrow Shares. The Market Value of the Additional Corpus (as such term is defined in the Escrow Agreement) shall be determined by mutual agreement of the Shareholders' Representative and the Acquiror. In the event that such parties cannot in good faith agree on the market value of the Additional Corpus, the matter shall be settled by binding arbitration in accordance with the procedures set forth in this Article VIII.

                 (c) The Shareholders' Representative shall have the power and authority to make all decisions with regard to the settlement of Claims brought pursuant to Section 8.01 of this Agreement from the Escrow Shares. If the Shareholders' Representative is unable to carry out his duties as Shareholders' Representative, then the Shareholder who held the next highest number of shares of Company Stock immediately prior to the Effective Time, shall be designated and appointed as the Shareholders' Representative, and shall assume all of the powers and duties of the Shareholders' Representative under the Agreement and the Escrow Agreement. If any successor Shareholders' Representative becomes unable to carry out his duties as Shareholders' Representative, his replacement shall be the Shareholder who held next highest number of shares of Company Stock immediately prior to the Effective Time.

         8.06 LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the Company and the Shareholders in this Agreement or made pursuant hereto shall survive the Closing, and any investigation thereof, until the first to occur of
(i) the issuance of the first audit report following the Closing Date of the consolidated financial statements of Acquiror which includes the Surviving Corporation and (ii) the first anniversary of the Closing Date, and the Shareholders shall have no liability under this Article VIII unless written notice of a Claim is provided within such period. After the Effective Time, the Acquiror Indemnified Parties shall not be entitled to indemnification for Claims from the Escrow Shares except to the extent the aggregate amount for all claims exceeds $25,000. Once such threshold is satisfied, the Shareholders, subject to the other limitations in this Article VIII, shall be liable for all Claims of the Acquiror Indemnified Parties in excess thereof. After the Effective Time, all claims by the Acquiror Indemnified Parties pursuant to this Agreement shall be limited to the Escrow Shares.

         8.07 SUBROGATION. Upon payment in full of any Third Party Claim or other Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Acquiror Indemnified Parties against any person with respect to the subject matter and to the extent only of the Third Party Claim or other Claim.

                                   ARTICLE IX

                                   CONDITIONS

         9.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES. The obligation of the Acquiror Companies to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

                 (a) Each of the representations and warranties of the Company and each of the Shareholders contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date;

                 (b) The Company and each of the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such person on or prior to the Closing Date;

                 (c) Acquiror shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of the Company certifying as true, accurate and complete, as of the Closing Date: (i) a copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of the Company's shareholders authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (iii) a certified copy of the Articles of Incorporation of the Company issued by the Secretary of State; (iv) a copy of the Bylaws of the Company; and (v) the incumbency of the officer or officers authorized to execute on behalf of the Company this Agreement and the other documents contemplated thereby to which it is a party;

                 (d) Acquiror shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of each subsidiary of the Company certifying as true, accurate and complete, as of the Closing Date: (i) a certified copy of the Articles of Incorporation of the subsidiary issued by the Secretary of State of the state of such subsidiary's incorporation; and (ii) a copy of the Bylaws of such subsidiary;

                 (e) The resignations, effective at the Effective Time, of each of directors and officers of the Company shall have been delivered to Acquiror;

                 (f) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                 (g) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in the Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                 (h) Acquiror shall have been advised in writing by Arthur Andersen LLP as of the Closing Date to the effect that such firm knows of no reason why the Merger cannot be treated for financial accounting purposes as a Pooling Transaction;

                 (i) H. Dean Owen, Jr. shall have duly executed and delivered to Acquiror an employment agreement substantially in the form of Exhibit D hereto, and David S. Wesson shall have executed and delivered to Acquiror an amendment to his employment agreement in substantially the form of Exhibit D-1 hereto;

                 (j) Acquiror shall have received the Escrow Agreement, duly executed and delivered by the Shareholders' Representative and the Escrow Agent;

                 (k) The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated;

                 (l) Title to the Real Property described in Section 5.01(f) of the Company Disclosure Schedule shall have been conveyed to Silver Stone Properties, LLC and the promissory note evidencing the indebtedness encumbering the Real Property shall be executed by Silver Stone Properties, LLC and delivered to the Company;

                 (m) The Shareholders' Representative and each of the Shareholders shall have executed and delivered the Appointment; and

                 (n)      The Lease shall have been executed and delivered.

         9.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Shareholders to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company and the Shareholders, acting together, in whole or in part, to the extent permitted by applicable Law:

                 (a) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date;

                 (b) The Acquiror Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date;

                 (c) The Company and the Shareholders shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of each of the Acquiror Companies certifying as true, accurate and complete, as of the Closing Date:
         (i) a copy of the resolutions of the Board of Directors of each of the Acquiror Companies authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of Acquisition Sub's shareholder authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (iii) a certified copy of the Articles of Incorporation (or equivalent organizational document) of each of the Acquiror Companies issued by The Netherlands and the Secretary of State of the State of Texas, as the case may be; (iv) a copy of the Bylaws (or equivalent organizational document) of each of the Acquiror Companies; and (v) the incumbency of the officer or officers authorized to execute on behalf of each of the Acquiror Companies this Agreement and the other documents contemplated thereby to which it is a party;

                 (d) The Company shall have been advised in writing by Weaver & Tidwell, LLP as of the Closing Date to the effect that such firm knows of no reason why the Merger cannot be treated for financial accounting purposes as a Pooling Transaction;

                 (e) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                 (f) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                 (g) The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated;

                 (h) The Surviving Corporation shall have executed and delivered the employment agreement to H. Dean Owen, Jr. and shall have executed an amendment to the employment agreement with David S. Wesson;

                 (i) Acquiror shall have duly executed and delivered to the Shareholders a Registration Rights Agreement, substantially in the form of Exhibit F hereto (the "Registration Rights Agreement"); and

                 (j) Acquiror shall have duly executed and delivered to Silver Stone Properties, LLC the Lease.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                 (a)      by mutual consent of Acquiror and the Company;

                 (b) by either Acquiror or the Company if the Effective Time has not occurred on or before September 30, 1998;

                 (c) by Acquiror, upon a breach of any covenant or agreement on the part of the Company or any of the Shareholders set forth in this Agreement, or if any representation or warranty of the Company or any of the Shareholders shall have become untrue, in either case such that the conditions set forth in Section 9.01(a) or Section 9.01(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company or any of the Shareholders, as the case may be, through the exercise of reasonable efforts and for so long as the Company or such Shareholder or Shareholders continue to exercise such reasonable efforts, Acquiror may not terminate this Agreement under this Section 10.01(c);

                 (d) by the Company, upon breach of any covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 9.02(a) or Section 9.02(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable efforts and for so long as Acquiror continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 10.02(d); or

                 (e) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03(b).

         10.02 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 10.01, the Shareholders, the Company, Acquiror and Acquisition Sub shall have no obligation or liability to each other except that (i) the provisions of Sections 7.02(d) and 7.06 shall survive any such termination, and (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement.

         10.03 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.

         10.04 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof, and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Article VIII hereof.

         10.05 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto, except that the parties hereto agree that the rights and obligations of the Acquiror may be assigned to an affiliate of the Acquiror by written notice to all other parties hereto.

         10.06 CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

                 (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (b) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

                 (c) "Closing" shall mean a meeting, which shall be held in accordance with Section 1.11 of this Agreement, of persons interested in the transactions contemplated by this Agreement at which all documents deemed necessary by the parties to this Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered;

                 (d) "Closing Date" shall mean the date of the Closing as determined pursuant to Section 1.11 of this Agreement.

                 (e) "Competing Transaction" shall mean any proposal or offer from any person or entity (other than Acquiror or an affiliate of Acquiror) relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any possible disposition or issuance of any Common Stock or any capital stock or other equity interests in the Company or any of its subsidiaries (or any rights or securities exercisable for or convertible into Common Stock or any such capital stock or other equity interests), or any merger or other business combination with, the Company or any of its subsidiaries;

                 (f) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                 (g) "Governmental Entity" means any foreign, federal, national, republic, provincial, state, territorial, county, municipal or city agency, department, commission, board, office, bureau, court, tribunal or any other political entity, aggregation, or subdivision of any of the foregoing;

                 (h) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                 (i) "subsidiary" or "subsidiaries" of the Company, Acquiror or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                 (j) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and

                 (k) "Trading Day" shall mean each business day on which the Nasdaq Stock Market is open for trading.

         10.07 NOTICES. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be in writing and (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company:                Owen Oil Tools, Inc.
                                           8900 Forum Way
                                           Fort Worth, Texas  76140
                                           Telecopy:  (817) 568-1297
                                           Attention:  H. Dean Owen, Jr.

         with a copy (which shall
           not constitute notice) to:      Michener, Larimore, Swindle,
                                              Whitaker, Flowers, Sawyer,
                                              Reynolds & Chalk, L.L.P.
                                           3500 City Center Tower II
                                           301 Commerce Street
                                           Fort Worth, Texas  76102-4135
                                           Telecopy:  (817) 335-6935
                                           Attention:  Jonathan K. Henderson

         If to the Shareholders:           Shareholders of Owen Oil Tools, Inc.
                                           c/o H. Dean Owen, Jr.
                                           8900 Forum Way
                                           Fort Worth, Texas  76140
                                           Telecopy:  (817) 568-1297
         with a copy (which shall
           not constitute notice) to:      Michener, Larimore, Swindle,
                                              Whitaker, Flowers, Sawyer,
                                              Reynolds & Chalk, L.L.P.
                                           3500 City Center Tower II
                                           301 Commerce Street
                                           Fort Worth, Texas  76102-4135
                                           Telecopy:  (817) 335-6935
                                           Attention:  Jonathan K. Henderson

         If to Acquiror:                   Core Laboratories N.V.
                                           Herengracht 424
                                           1017 BZ Amsterdam
                                           The Netherlands
                                           Telecopy:  011-31-20-627-9886
                                           Attention:  Jacobus Schouten

                 and                       Core Laboratories, Inc.
                                           5295 Hollister Road
                                           Houston, Texas  77040
                                           Telecopy:  (713) 744-6225
                                           Attention:  John D. Denson

         with a copy (which shall
           not constitute notice) to:      Vinson & Elkins L.L.P.
                                           2300 First City Tower
                                           1001 Fannin Street
                                           Houston, Texas  77002-6760
                                           Telecopy:  (713) 615-5531
                                           Attention:  T. Mark Kelly

or to such other address as the parties hereto shall have furnished to the other parties hereto by notice given in accordance with this Section 10.07. Such notices shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee, or (iii) if mailed, upon the earlier of five (5) business days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         10.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         10.09 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         10.11 HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         10.12   MANDATORY MEDIATION; BINDING ARBITRATION; VENUE; ATTORNEYS'
FEES.

                 (a) Except as provided in Article VIII of this Agreement for disputes relating to indemnification obligations:

                 (i) Before the institution of any litigation between any persons relating to this Agreement, including any dispute over the application or interpretation of any provision hereof, if negotiations and other discussions fail, at the election of any party to this Agreement, such dispute shall be first submitted to mediation in accordance with the provisions of the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. The parties agree to conduct the mediation in good faith and make reasonable efforts to resolve their dispute by mediation. The Commercial Mediation Rules of the American Arbitration Association are incorporated by reference. The place of the mediation shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                 (ii) If the dispute is not resolved by the mediation required under the preceding subsection, such dispute shall, at the election of any party to this Agreement, be subject to binding arbitration in accordance with the provisions of the Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be heard before a panel of three (3) arbitrators selected in accordance with the procedures therefor set forth in Section 8.04 of this Agreement. The parties agree to use the Houston, Texas office of the American Arbitration Association, and the place of the arbitration shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                 (iii) The prevailing party in any mediation, arbitration or litigation shall be entitled to recover from the other party reasonable attorneys' fees, court costs and the administrative costs, fees and expenses of the American Arbitration Association, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

                 (b) If either party appeals the decision of the arbitrators, the parties agree that the United States Judicial District including Harris County, Texas, and the state courts within Harris County, Texas, shall have exclusive venue and jurisdiction of same.

         IN WITNESS WHEREOF, the Company and each of the Acquiror Companies have each caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, and each of the Shareholders has executed this Agreement, all as of the date first above written.

                                       CORE LABORATORIES N.V.

                                       BY:      CORE LABORATORIES INTERNATIONAL,
                                                B.V., its Managing Director


                                       By
                                            Jacobus Schouten
                                            Managing Director


                                       OWEN ACQUISITION, INC.



                                       By
                                            Name:
                                            Title:


                                       OWEN OIL TOOLS, INC.



                                       By
                                            Name:
                                            Title:


                                       SHAREHOLDERS' REPRESENTATIVE:



                                       By ____________________________________
                                            H. Dean Owen, Jr.

Shareholders:                                         NUMBER OF SHARES    NON-ACCREDITED        ACCREDITED
                                                         OF COMPANY          INVESTOR            INVESTOR
                                                        STOCK OWNED

                                                                                (Please check one box)
                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                                [ ]                [ ]

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


         This Escrow Agreement ("Escrow Agreement"), dated as of June 30, 1998, is entered into by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"); Owen Acquisition, Inc., a Texas corporation with its principal place of business in Houston, Texas ("Acquisition Sub"), Owen Oil Tools, Inc., a Texas corporation (the "Company"), H. Dean Owen, Jr. (the "Shareholders' Representative") and Bankers Trust Company, as escrow agent ("Escrow Agent"). Defined terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

         WHEREAS, Acquiror, Acquisition Sub, the Company and the Shareholders have entered into an Agreement and Plan of Merger, dated June 30, 1998 (the "Merger Agreement"), pursuant to which Acquisition Sub is merging with and into the Company with the Company as the surviving corporation of such merger (the "Merger"), with the result that the surviving corporation will become a wholly-owned subsidiary of Acquiror and all of the outstanding shares of common stock, $1.00 par value of the Company (the "Company Stock") will be converted into Acquiror Shares; and

         WHEREAS, pursuant to the Merger Agreement, the Company and the Shareholders have made certain representations, warranties, covenants and agreements to and with Acquiror and the Shareholders have agreed to indemnify, defend and hold harmless the Acquiror Indemnified Parties against Claims under
Article VIII of the Merger Agreement; and

         WHEREAS, the parties to the Merger Agreement have agreed to establish an escrow fund (the "Escrow Fund"), initially consisting of 227,684 Acquiror Shares, from which they may, subject to the terms and conditions of the Merger Agreement and this Escrow Agreement, satisfy the Shareholders' obligations to indemnify against Claims; and

         WHEREAS, the Escrow Agent has agreed to act as the agent and custodian for the Escrow Fund for the benefit of the parties to the Merger Agreement; and

         WHEREAS, pursuant to the Merger Agreement, the Appointment and the terms and conditions hereof, the Shareholders' Representative is authorized to serve as the representative and agent hereunder for each of the Shareholders with full power and authority to execute, deliver and act on each such Shareholder's behalf hereunder in all respects;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, provisions and covenants contained in this Escrow Agreement and the Merger Agreement, the parties hereby agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

         (a) Acquiror, Acquisition Sub, the Company and the Shareholders' Representative each hereby appoint the Escrow Agent to act as agent and custodian for the Escrow Fund for their respective benefit pursuant to the terms of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment pursuant to such terms.

         (b) Pursuant to the terms of Section 1.06 of the Merger Agreement, Acquiror will cause to be delivered to, and directly deposited with, the Escrow Agent for the account and future potential benefit of the Shareholders a stock certificate representing 227,684 Acquiror Shares, which certificate shall be registered as follows: "Bankers Trust Company f/b/o the Former Shareholders of the Common Stock of Owen Oil Tools, Inc." All such Acquiror Shares hereby initially delivered to, and initially deposited with, the Escrow Agent, together with all subsequent stock dividends or distributions of other Acquiror Shares received in respect of such shares while deposited hereunder, shall be referred to herein as the "Escrow Shares."

         (c) The respective number of Escrow Shares to be initially deposited with the Escrow Agent by Acquiror for the account of each Shareholder is set forth on Exhibit A hereto.

         (d) The Shareholders' Representative shall deliver to the Escrow Agent simultaneously herewith four stock powers duly executed and endorsed in blank in the form attached as Exhibit B with respect to each stock certificates representing the Escrow Shares, and the Escrow Agent hereby acknowledges receipt of the stock certificates representing the Escrow Shares and such executed stock powers. The Shareholders' Representative agrees to execute in the future such additional stock powers as may be required or requested by Acquiror or the Escrow Agent to transfer any Escrow Shares required in accordance with the provisions of the Merger Agreement and this Escrow Agreement.

         (e) The Escrow Shares shall be retained, managed and disbursed by the Escrow Agent subject to the terms and conditions of this Escrow Agreement and Article VIII of the Merger Agreement. Each Shareholder shall have the full and unencumbered right to vote all Escrow Shares held for his account in the Escrow Fund on matters submitted to a vote of Acquiror's shareholders.

         (f) All cash dividends and cash distributions on Escrow Shares, when and if distributed by Acquiror, and all additional Acquiror Shares, property or other securities, issued on or with respect to the Escrow Shares ("Additional Corpus"), including as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, or share exchanges with (including by reason or merger, consolidation or other business combination involving Acquiror), the Acquiror Shares, or other securities, shall be retained in the Escrow Fund for the respective account of the Shareholders subject to the terms hereof.

                                   ARTICLE 2
                          CLAIMS AGAINST ESCROW SHARES

         (a) If Acquiror is entitled to indemnification from the Shareholders against a Claim pursuant to Section 8.01 (or any other section) of the Merger Agreement, then such Claim shall be satisfied by the Escrow Agent's delivery to Acquiror of the requisite number of Escrow Shares (determined in accordance with Article VIII of the Merger Agreement). Any Claim by Acquiror against the Shareholders shall be deemed to be paid and satisfied upon receipt by Acquiror from the Escrow Agent of stock certificates representing the requisite number of Escrow Shares (accompanied by stock powers duly executed and endorsed in blank covering such shares in accordance with Article 3 of this Escrow Agreement) and any Additional Corpus allocable to such Escrow Shares.
As used in this Escrow Agreement, the term "Claim" shall have the same meaning as set forth in Section 8.01 of the Merger Agreement as it shall apply to any claim for indemnification asserted by Acquiror against the Shareholders pursuant to Section 8.01 (or any other section) of the Merger Agreement. As used in this Escrow Agreement with respect to entitlement to indemnification under the Merger Agreement, the term "Acquiror" shall include all parties included in the definition of "Acquiror Indemnified Parties" as set forth in
Section 8.01 of the Merger Agreement.

         (b) The delivery to Acquiror of Escrow Shares and Additional Corpus, if any, applicable to such Escrow Shares, in satisfaction of an indemnification claim hereunder shall be taken from the accounts of each Shareholder in the Escrow Fund as nearly as practical on a pro rata basis based on the initial ownership interest in all Escrow Shares initially deposited hereunder.

                                   ARTICLE 3
                         PROCEDURE FOR CHARGE TO ESCROW

         (a) Any Claim under the indemnification provisions of the Merger Agreement to be satisfied under this Escrow Agreement shall be made by Acquiror by notice to the Escrow Agent and the Shareholders' Representative, stating in specific terms the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due. A Claim shall be deemed to be finally resolved and appropriate for payment by the Escrow Agent when the conditions specified in clause (b) below have been met with respect thereto.

         (b) For purposes of this Escrow Agreement, a "Final Instruction" shall mean a written notice given to the Escrow Agent directing the disbursement from the Escrow Fund of the amount of the Claim, and shall be signed both by Acquiror and by the Shareholders'

Representative except as otherwise provided in clause (ii) or (iii) below. A Final Instruction shall be delivered to the Escrow Agent under the following circumstances, and accompanied by the indicated documentation:

                 (i) If the Shareholders' Representative disputes either the validity, amount or calculation of the Claim, the Shareholders' Representative shall give written notice of such dispute to Acquiror, with a copy to the Escrow Agent, within 30 days after the delivery of notice of the Claim by Acquiror. Such notice shall set forth the reasons and basis for disputing such Claim and the amount in dispute. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in clause (iii) below.

                 (ii) If the Shareholders' Representative fails to respond to the Claim within 30 days after the delivery to the Shareholders' Representative and the Escrow Agent of the notice of the Claim, or if the Shareholders' Representative notifies the Escrow Agent that there is no dispute with respect to the Claim, Acquiror shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Acquiror, with respect to the Claim.

                 (iii) In the case of a dispute, the Escrow Agent shall not disburse any of the Escrow Fund in connection with the disputed amount of such Claim until such time as the Escrow Agent receives a Final Instruction with respect to such disputed Claim as set forth below. Upon receipt of such notice of dispute by Acquiror, both Acquiror and the Shareholders' Representative shall use all reasonable efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If the Shareholders' Representative and the Acquiror reach an agreement with respect to such dispute, the Shareholders' Representative and the Acquiror shall give to the Escrow Agent a Final Instruction, signed by both the Shareholders' Representative and the Acquiror, with respect to the Claim. If a mutually acceptable resolution cannot be reached between Acquiror and the Shareholders' Representative within such 30-day period, either party may submit the dispute for resolution by binding arbitration pursuant to the provisions of this Article 3. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, and the parties shall attempt to appoint a single arbitrator. If the parties are unable within 10 days after receipt of the notice to agree on a single arbitrator, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall name a third arbitrator within a period of 10 days of their nomination. If the two arbitrators fail to appoint a third arbitrator within such 10-day period, a third arbitrator shall be appointed pursuant to the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"). In all respects, such panel and the arbitration proceeding shall be governed by the Rules, and the place of arbitration shall be in a city mutually selected by Acquiror and the Shareholders' Representative (or, if no city can be mutually agreed upon within 10 days, then in Houston, Texas). If it is finally determined that all or a portion of such Claim amount is owed to an Acquiror Indemnified Party, the Acquiror Indemnified Party shall be entitled to payment of such Claim upon presentation of a Final Instruction signed by Acquiror and accompanied by a copy of the arbitration order. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         (c) Promptly after resolution of a Claim as provided in clause (b) above, the Escrow Agent shall satisfy such Claim by delivering to Acquiror the amount of the Escrow Fund calculated in accordance with Section 8.05 of the Merger Agreement or, if the value of the Escrow Fund held hereunder is less than the amount of such Claim, by delivering to Acquiror all of the Escrow Fund then held hereunder. Any Escrow Shares delivered to Acquiror in satisfaction of a Claim hereunder shall be accompanied by duly executed blank stock powers (in the form attached as Exhibit B) therefor and any such Escrow Shares so delivered shall be free and clear of any interest of the Shareholders or Escrow Agent therein. If the amount of the Escrow Shares to be delivered to Acquiror is not available in that specified certificate denomination then the Escrow Agent should request the necessary denomination from the stock transfer agent at the following address: American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attention: Susan Silber.

                                   ARTICLE 4
                           DISPOSITION OF ESCROW FUND

         (a) The Escrow Fund held hereunder shall be released by the Escrow Agent to Shareholders the first to occur of (i) the issuance of the first audit report following the Closing Date of the consolidated financial statements of Acquiror which includes the Surviving Corporation and (ii) the first anniversary of the Closing Date. The date the event described in either of the preceding clauses (i) and (ii) occurs is referred to herein as the "Distribution Date." Notwithstanding any other provision hereof, if on the Distribution Date any unresolved Claim is then pending hereunder, only the amount of the Escrow Fund having a value in excess of the value required to satisfy such Claim (Escrow Shares being valued for such purpose in accordance with Article VIII of the Merger Agreement) as determined in good faith by Acquiror shall be released to the Shareholders.

         (b) At such later time as all Claims have been finally resolved and the amount of all such Claims has been paid to Acquiror, the balance of the Escrow Fund then held hereunder, if any, shall be disbursed to the Shareholders. The Shareholders' Representative shall have no personal liability as a result of any actions taken in such position to Acquiror, Acquisition Sub or any of the Acquiror Indemnified Parties or to any Shareholder in either case with respect to the disposition of the Escrow Shares or any other action taken by him as the Shareholders' Representative, unless such actions constitute gross negligence or willful misconduct.

         (c) The escrow established by this Escrow Agreement shall continue in effect until release of the entire Escrow Fund pursuant to the provisions hereof.

         (d) No fractional Acquiror Shares shall be delivered at any time by the Escrow Agent and the Escrow Agent shall be authorized to adjust shares between the accounts of the Shareholders to eliminate fractional shares.

                                   ARTICLE 5
                    PROVISIONS RELATING TO THE ESCROW AGENT

         Indemnification of Escrow Agent. (a) The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Fund except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. The Escrow Agent may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

         (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

         (c) Each of the Acquiror and Shareholder's Representative agrees to jointly and severally indemnify the Escrow Agent and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any claims, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder and them hereunder, except in either case for claims, costs, payments and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence.

         (d) The Escrow Agent may resign as such following the giving of 60 days' prior written notice to Acquiror and the Shareholders' Representative. Similarly, the Escrow Agent may be removed and replaced following the giving of 60 days' prior written notice to the Escrow

Agent jointly by Acquiror and the Shareholders' Representative. In either event, the duties of the Escrow Agent shall terminate 60 days after the date of such notice (or at such earlier date as may be mutually agreeable), except for its obligations to hold and deliver the Escrow Fund to the successor Escrow Agent; and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to such a successor Escrow Agent as shall be appointed by Acquiror and the Shareholders' Representative as evidenced by a written notice filed with the Escrow Agent. If Acquiror and the Shareholders' Representative are unable to agree upon a successor Escrow Agent by the effective date of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

         (e) The Escrow Agent shall not be bound in any way by any agreement, other than this Escrow Agreement. A copy of the Merger Agreement, together with the Schedules and Exhibits thereto, has been provided to the Escrow Agent in connection with the execution of this Escrow Agreement and the Escrow Agent understands that the terms of the Shareholders' indemnification obligations are set forth in Article VIII of the Merger Agreement. The Merger Agreement forms an integral part of this Escrow Agreement and, therefore,
Article VIII thereof is hereby incorporated by reference herein.

         (f) The Escrow Agent shall be under no duty to institute or defend any arbitration or legal proceeding with respect to the Escrow Fund or under this Escrow Agreement and none of the costs or expenses or any such proceeding shall be borne by the Escrow Agent. The costs and expenses of any such proceeding shall be borne as decided by the arbitrators or court and shall be direct obligations of Acquiror or the Shareholders' Representative, as the case may be, and shall not be satisfied in any way by the Escrow Fund.

                                   ARTICLE 6
                               SECURITY INTEREST

         The Shareholders' Representative hereby grants to Acquiror, in the name of and on behalf of the Shareholders, a first priority security interest in each of the Shareholder's respective rights, title to and interest in the Escrow Fund held under this Escrow Agreement, for the purpose of securing, or partially securing, each and all of their indemnification obligations to Acquiror pursuant to Article VIII of the Merger Agreement. The Shareholders' Representative agrees to execute and deliver any such further instruments as Acquiror or Escrow Agent may request from time to time evidencing such security interest.

                                   ARTICLE 7
                                    NOTICES

         All notices, requests, demands, claims and other communications which are required to be or may be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                 (a)      If to Acquiror:

                                  Core Laboratories N.V.
                                  Herengracht 424
                                  1017 BZ Amsterdam
                                  The Netherlands
                                  Telecopy:  011-31-20-627-9886
                                  Attention:  Jacobus Schouten
                          and

                                  Core Laboratories, Inc.
                                  5295 Hollister Road
                                  Houston, Texas  77040
                                  Telecopy:  (713) 690-3947
                                  Attention:  John D. Denson

                          with a copy (which shall not constitute notice) to:

                                  Vinson & Elkins L.L.P.
                                  2300 First City Tower
                                  1001 Fannin Street
                                  Houston, Texas  77002-6760
                                  Telecopy:  (713) 615-5531
                                  Attention:  T. Mark Kelly

                 (b)      If to the Escrow Agent:

                                  Bankers Trust Company
                                  4 Albany Street
                                  New York, NY  10006
                                  Telecopy:  (212) 250-6392
                                  Attention:  Jason Krasilovsky

                 (c)      If to the Shareholders' Representative:

                                  H. Dean Owen, Jr.
                                  8900 Forum Way
                                  Fort Worth, Texas  76140
                                  Telecopy:  (817) 568-1297

                          with a copy (which shall not constitute notice) to:

                                  Michener, Larimore, Swindle, Whitaker,
                                     Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                                  3500 City Center Tower II
                                  301 Commerce Street
                                  Fort Worth, Texas  76102-4135
                                  Telecopy:  (817) 335-6935
                                  Attention:  Jonathan K. Henderson

or to such other address as any party shall have furnished to the other by notice given in accordance with this Article 7. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five business days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

                                   ARTICLE 8
                        BINDING EFFECT; OTHER INTERESTS

         This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing herein is intended or shall be construed to give any other person (including, without limitation, any creditors of Escrow Agent, Acquiror, the Company or the Shareholders' Representative) any right, remedy or claim under, in or with respect to this Escrow Agreement or the Escrow Fund held hereunder. The Escrow Agent shall not have a lien or adverse claim upon, or any other right whatsoever to payment from, the Escrow Fund (or dividends or distributions paid thereon) for or on account of any right to payment or reimbursement hereunder or otherwise.

                                   ARTICLE 9
                                 GOVERNING LAW

         This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                                   ARTICLE 10
                             COMPENSATION; EXPENSES

         Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from Acquiror for customary fees and expenses for all services rendered by it hereunder in accordance with Exhibit C attached hereto (as such schedule may be amended from time to time), payable on the closing date. The Escrow Agent shall also be entitled to reimbursement on demand for all loss, liability, damage or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                                   ARTICLE 11
                                      TERM

         This Escrow Agreement shall terminate on the later of (i) the Distribution Date or (ii) the date on which all Claims, if any, asserted by Acquiror pursuant to the terms of this Escrow Agreement and the Merger Agreement shall have been conclusively resolved and paid pursuant to this Escrow Agreement and the Merger Agreement. The rights of the Escrow Agent and the obligations of the other parties hereto under Articles V and X shall survive the termination thereof and the resignation or removal of the Escrow Agent.

                                   ARTICLE 12
                           AMENDMENT AND MODIFICATION

         Acquiror, Shareholders' Representative and the Escrow Agent may amend, modify and/or supplement this Escrow Agreement as they may mutually agree in writing.

                                   ARTICLE 13
                                  COUNTERPARTS

         This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                   ARTICLE 14
                                    HEADINGS

         The headings used in this Escrow Agreement are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 15
                                 ASSIGNABILITY

         Neither this Escrow Agreement nor any interest herein or in the Escrow Fund may be assigned or transferred, voluntarily or by operation of law, by Acquiror, the Shareholders' Representative or the Escrow Agent, except pursuant to the laws of descent and distribution; provided, however, that Acquiror may assign this Escrow Agreement and any or all interest herein to any "affiliate" of Acquiror upon notice to all parties and, thereupon such assignee shall fully assume and succeed to all of the assignors' rights, benefits, obligations, duties and responsibilities hereunder.

         Notwithstanding the foregoing, if the Shareholders' Representative is unable to carry out his duties as Shareholders' Representative, then the Shareholder who held the next highest number of shares of Company Stock immediately prior to the Effective Time, shall be designated and appointed as the Shareholders' Representative, and shall assume all of the powers and duties of the Shareholders' Representative under the Merger Agreement and the Escrow Agreement. If any successor Shareholders' Representative becomes unable to carry out his duties as Shareholders' Representative, his replacement shall be the Shareholder who held next highest number of shares of Company Stock immediately prior to the Effective Time.

                                   ARTICLE 16
                                TAX WITHHOLDING

         Notwithstanding anything to the contrary set forth herein, the Escrow Agent is authorized to withhold from any proposed distribution to the Shareholders from the Escrow Fund such amount as is necessary for the purpose of complying with the Escrow Agent's obligations under federal, state or local tax provisions; provided, however, that such withholding shall not reduce the amount of the Escrow Fund which may otherwise required to be delivered to Acquiror under Article 3 hereof. In the event that there are insufficient funds remaining to pay any withholding obligations after distribution of the Escrow Funds to Acquiror, such liability shall be the responsibility of the Shareholders.

                                   ARTICLE 17
                                  SEVERABILITY

         If any term, provision, covenant or restriction of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Escrow Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

                                   ARTICLE 18
                           DESIGNEES FOR INSTRUCTIONS

         Acquiror may, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Acquiror. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Acquiror.

                                   ARTICLE 19
                           MEDIATION AND ARBITRATION

         (a) Except as provided in Article 3 of this Escrow Agreement for disputes relating to claims against the Escrow Fund:

                 (i) Before the institution of any litigation between any persons relating to this Escrow Agreement, including any dispute over the application or interpretation of any provision hereof, if negotiations and other discussions fail, at the election of any party to this Escrow Agreement, such dispute shall be first submitted to mediation in accordance with the provisions of the Commercial Mediation Rules of the AAA before resorting to arbitration. The parties agree to conduct the mediation in good faith and make reasonable efforts to resolve their dispute by mediation. The place of the mediation shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                 (ii) If the dispute is not resolved by the mediation required under the preceding subsection, such dispute shall, at the election of any party to this Escrow Agreement, be subject to binding arbitration in accordance with the provisions of the Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be heard before a panel of three (3) arbitrators selected in accordance with the procedures therefor set forth in Article 3 of this Escrow Agreement. The parties agree to use the Houston, Texas office of the AAA and the place of arbitration shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten
         (10) days, then in Houston, Texas).

                 (iii) The prevailing party in any mediation, arbitration or litigation shall be entitled to recover from the other party reasonable attorneys' fees, court costs and the administrative costs, fees and expenses of the AAA, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

         (b) If either party appeals the decision of the arbitrators, the parties agree that the United States Judicial District including Harris County, Texas, and the state courts within Harris County, Texas, shall have exclusive venue and jurisdiction of same.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written.

                                       CORE LABORATORIES N.V.

                                       BY:      CORE LABORATORIES INTERNATIONAL,
                                                B.V., its Managing Director


                                       By _____________________________________
                                            Jacobus Schouten
                                            Managing Director


                                       OWEN ACQUISITION, INC.


                                       By _____________________________________
                                            Name:
                                            Title:


                                       OWEN OIL TOOLS, INC.


                                       By _____________________________________
                                            Name:
                                            Title:


                                       SHAREHOLDERS' REPRESENTATIVE:


                                       ________________________________________


                                       BANKERS TRUST COMPANY, as Escrow Agent


                                       By _____________________________________
                                            Name:
                                            Title:

                                                                    Exhibit A to
                                                                Escrow Agreement

                         ESCROW SHARES OF SHAREHOLDERS


SHAREHOLDER                                                                                     ESCROW SHARES
Harrold D. Owen                                                                                         68,291

Betty Jo Owen                                                                                           68,291

H. Dean Owen, Jr.                                                                                       24,448

Brooke Owen Goff                                                                                         3,961

Brooke Owen Goff, as Custodian for Jerrod Mitchell Goff                                                    137

Brooke Owen Goff, as Custodian for Marilyn Kate Goff                                                       137

H. D. Owen, III                                                                                          3,961

Bryann A. Owen                                                                                           3,961

H. Dean Owen, Jr., as Custodian for Bria J. Owen                                                         3,961

Sharron Drury                                                                                            3,961

Derrek D. Drury                                                                                          3,961

Daley B. Drury                                                                                           3,961

Sharron Denee Drury                                                                                      3,961

Kimberly Williamson                                                                                      3,961

Reif O. Chron                                                                                            3,961

Kimberly Williamson, as Custodian for Beau G. Chron                                                      3,961

David S. Wesson                                                                                         22,809
                                                                                                --------------

Total                                                                                                  227,684
                                                                                                ==============

                                                                    Exhibit B to
                                                                Escrow Agreement

                             CORE LABORATORIES N.V.
                                  COMMON STOCK

                                  STOCK POWER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ __________________ (______) shares of the
Common Stock of Core Laboratories N.V., standing in my(our) name(s) on the books of said Corporation represented by Certificate(s) No(s). _________ herewith, and do hereby irrevocably constitute and appoint Bankers Trust Company attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

         Dated: _____________




                                       *By:
                                            -----------------------------------



                                       *By:
                                            -----------------------------------

                                                                    Exhibit C to
                                                                Escrow Agreement

                             BANKERS TRUST COMPANY
                      CORPORATE TRUST AND AGENCY SERVICES

                              SCHEDULE OF FEES FOR
                   CORE LABORATORIES & OWEN OIL TOOLS ESCROW

A.       Annual Administration Fee:        $4,000
         (Payable at closing and each subsequent anniversary)

         These fees cover the review and execution of the Escrow Agreement, establishment of the appropriate custody account, the receipt and distribution of the Escrowed Shares, and all normal administrative time spent coordinating with other members of the working group.

Note: The fees set forth in this schedule are subject to review of documentation. The fees are also subject to change should circumstances warrant. Out-of-pocket expenses and disbursements, including counsel fees, incurred in the performance of our duties will be added to the billed fees. Fees for any services not covered in this or related schedules will be based upon our appraisal of the services rendered.

We may place orders to buy/sell financial instruments with outside broker-dealers that we select, as well as with BT or its affiliates. These transactions (for which normal and customary spreads or other compensation may be earned by such broker-dealers, including BT or its affiliates, in addition to the charges quoted above) will be executed on a riskless principal basis solely for your account(s) and without recourse to us or our affiliates. If you choose to invest in any mutual fund, BT and/or our affiliates may earn investment management fees and other service fees/expenses associated with these funds as disclosed in the mutual fund prospectus provided to you, in addition to the charges quoted above. Likewise, BT has entered into agreements with certain mutual funds or their agents to provide shareholder services to those funds. For providing these shareholder services, BT is paid a fee by these mutual funds that calculated on an annual basis does not exceed 25 basis points of the amount of your investment in these mutual funds. In addition, if you choose to use other services provided by BT or its affiliates, Corporate Trust or other BT affiliates may be allocated a portion of the fees earned. We will provide periodic account statements describing transactions executed for your account(s). Trade confirms will be available upon your request at no additional charge. If a transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees incurred.

Shares of mutual funds are not deposits or obligations of, or guaranteed by, Bankers Trust Company or any of its affiliates and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S.


                                                                      JUNE, 1998

                      PURCHASER REPRESENTATIVE CERTIFICATE

                             CORE LABORATORIES N.V.



Name of Purchaser:
                    -----------------------------------------------------

     The following certificate requests information relating to the identity, background and experience of the person(s) selected by the prospective purchaser named above (the "Purchaser") in connection with such Purchaser's acquisition of shares of capital stock (the "Shares") of Core Laboratories N.V., a Netherlands limited liability company (the "Company"), as more specifically described in the Agreement and Plan of Merger dated June 30, 1998 (including the exhibits and any supplements thereto, the "Agreement") relating to the acquisition and merger of the capital stock of Owen Oil Tools, Inc. by the Company for shares of the Company. Please complete each of the items in the following certificate, attaching additional sheets if necessary. If the answer to any question is "none" or "not applicable", so indicate.

1.       Name of Purchaser Representative:   H. DEAN OWEN, JR.        Age: 51

         Business Address:        8900 FORUM WAY
                                  FT. WORTH, TEXAS 76140

         Business Telephone No.: (817) 551-0540

2. Present occupation or position, indicating period of such practice or employment and field of professional specialization, if any:

         PRESIDENT, OWEN OIL TOOLS, INC., 1984 TO PRESENT; ATTORNEY - 1971 TO PRESENT


3. List chronologically your principal occupation or employment during the past five years, showing in each case the name, address and principal business of any firm in which your occupation or employment is or was carried on, your position and title and a description of your duties and responsibilities:

         PRESIDENT, OWEN OIL TOOLS, INC., 8900 FORUM WAY, FT. WORTH, TEXAS 76140 MANUFACTURER OF OILFIELD EQUIPMENT AND SUPPLIES


4. List any business education or other professional education, indicating degrees received, if any:

         BACHELOR OF ARTS, ABILENE CHRISTIAN COLLEGE
         DOCTOR OF JURISPRUDENCE, THE UNIVERSITY OF TEXAS AT AUSTIN

5. Have you had prior experience in rendering advice with respect to investments of this type:

         YES

6. Describe the types of investment programs which you have previously evaluated and whether the evaluations were made in connection with our own investments or investments of your clients or others. If oil and gas, specify the types of transactions (exploration, acquisition or development programs, service industry, pipelines, etc.):

         ACQUISITIONS OF OIL-RELATED BUSINESSES FOR OWEN OIL TOOLS, INC. INVESTMENT PORTFOLIO FOR HARROLD AND BETTY OWEN MERGER AND ACQUISITION WORK FOR CLIENTS AS AN ATTORNEY

7. List any professional licenses or registrations (including bar admissions, accounting certifications, and Securities and Exchange Commission ("SEC") or state investment adviser or broker-dealer registrations) held by you:

         TEXAS STATE BAR

8. Describe generally any business, financial or investment experience which would help you to evaluate the merits and risks of the Purchaser's proposed investment in the Company:

         ACQUISITIONS OF OIL-RELATED BUSINESSES FOR OWEN OIL TOOLS, INC. INVESTMENT PORTFOLIO FOR HARROLD & BETTY OWEN
         MERGER AND ACQUISITION WORK FOR CLIENTS AS AN ATTORNEY
         MANAGER OF INTERIM FINANCE INVESTMENT FUND

9.       State how long you have known the Purchaser and in what capacity:

         CHILDREN, GRANDCHILDREN, NIECES, NEPHEWS, MOTHER, AND FATHER

10. Do you believe that the Purchaser is able to bear the economic risk of an investment in the Company:

         YES

11. Do you (or any of your affiliates) have any material relationship with the Company or any affiliates of the Company? (An "affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.)

         NO

         Has any such material relationship existed at any time during the previous two years?

         NO

         Is any such material relationship mutually understood to be contemplated for the future?

         YES

         If the answer is "Yes" to any of the above three questions, please explain in detail the nature of the relationship and the amount of compensation received or to be received as a result of the relationship:

         VICE PRESIDENT OF A SUBSIDIARY OF THE OWEN OIL TOOLS, INC., AT AN ANNUAL SALARY OF $150,000; CONTEMPLATED FOR THE FUTURE


12. Are you an affiliate, director, officer or other employee of the Company or of any affiliate of the Company?

         NO

         If the answer is "Yes" to the above question, please explain in detail the nature of the relationship:

         N/A


13. Are you (or will you be after the consummation of the Exchange Offer) a beneficial owner of 10% or more of any class of equity securities of the Company?

         NO

14. In advising the Purchaser in connection with Purchaser's prospective investment in the Company, will you be relying in part on the Purchaser's own expertise in certain areas?

         NO

15. In advising the Purchaser in connection with the Purchaser's prospective investment in the Company, will you be relying in part on the expertise of an additional purchaser representative or representatives?

         NO

         If "Yes", give the name, address and business telephone number of such additional representative or representatives:

         N/A


         I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I hereby certify to the Company as follows:

         (i) The Purchaser has acknowledged in writing, during the course of the acquisition and merger of Owen Oil Tools, Inc., that I am to be his purchaser representative in connection with evaluating the merits and risks of the Purchaser's prospective investment in the Company;

         (ii) I represent only the Purchaser and not the Company, and with respect to such representation I have not been compensated by any individual or entity other than the Purchaser;

         (iii) Either (1) I am not an affiliate, director, officer or other employee of the Company, or beneficial owner of ten percent or more of any class of the equity securities or ten percent or more of the equity interest in the issuer, or (2) one of the following situations applies: (a) I am a relative of Purchaser by blood, marriage or adoption and our relationship is not more remote than first cousin; (b) Purchaser is a trust or estate in which I and any persons related to me as specified in (iii) (2)(a) above or (iii)(2)(c) below collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which I serve as trustee, executor or in any other similar capacity; or (c) Purchaser is a corporation or other organization of which I and any other persons related to me as specified in (iii)(2)(a) or
                 (iii)(2)(b) above collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests:

         (iv) The answers to the above questions numbered 1 through 15 are complete and correct and may be relied upon by the Company in determining whether the acquisition and Merger of Owen Oil Tools, Inc. by the Company in connection with which I have executed this questionnaire is exempt from registration under the Securities Act of 1933, as amended, and state securities laws:

         (v) I have disclosed to the Purchaser in writing, prior to the Purchaser's acknowledgment (described in (i) above) of me in writing as his purchaser representative, in connection with evaluation the merits and risks of his prospective investment in the Shares, any material relationship between me or my affiliates on the one hand and the Company or any of its affiliates on the other hand, that now exists, that is mutually understood to be contemplated or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship;

         (vi) If Purchaser is a California or Texas resident, either (a) Purchaser has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons or (b) I am (i) a professional advisor,
                 (ii) unaffiliated with the Company and (iii) not compensated, directly or indirectly, by the Company, any of its affiliates or any of its selling agents;

         (vii) If Purchaser is a Texas resident, I have no business relationship with the Company;

         (viii) I personally (or, if I have checked "Yes" in answer to question 14 or 15 above, together with the Purchaser or the additional purchaser representative or representatives indicated above) have such knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation that I am capable of evaluating the merits and risks of the Purchaser's prospective investment in the Company;

         (ix) I have reviewed the Agreement and Plan of Merger dated June 30, 1998. I have had the opportunity to ask questions of and receive answers from the Company concerning the Company, which answers were satisfactory;

         (x) In evaluating the suitability for the Purchaser of an investment in the Company, I have relied solely on the information in the Agreement and answers to questions with respect thereto furnished to me by the Company; and

         (xi) I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing date for any purchase by the Purchaser of an interest in the Company.


Dated: _____________________, 1998




                                                   --------------------------
                                                   H. DEAN OWEN, JR.,
                                                   PURCHASER REPRESENTATIVE

                              AFFILIATE'S AGREEMENT


Core Laboratories N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of the Acquisition Agreement (as defined below), the undersigned may have been deemed to be an "affiliate" of Owen Oil Tools, Inc., a Texas corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms of that certain Agreement and Plan of Merger by and among Core Laboratories N.V., a Netherlands limited liability company (the "Acquiror"), Owen Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of Acquiror, and the Company dated as of June 30, 1998 (the "Merger Agreement"), the undersigned received common shares, par value 0.03 Dutch guilders per share, of Acquiror ("Acquiror Shares").

     The undersigned understands that the Merger (as defined in the Merger Agreement) will be treated for financial accounting purposes as a "pooling of interests" in accordance with United States generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that (i) the undersigned has not made any sale, transfer or other disposition of Acquiror Shares during the period commencing 30 days before the Closing (as defined in the Acquisition Agreement) and (ii) the undersigned will not make any sale, transfer or other disposition of Acquiror Shares from the Closing until such time as financial statements that include at least 30 days of combined operations of Acquiror and the Company after the Closing shall have been publicly reported, unless the undersigned shall have delivered to Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Acquiror, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with United States generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) the undersigned will not make any sale, transfer or other disposition of any Acquiror Shares received by the undersigned pursuant to the Merger in violation of the Securities Act or the Rules and Regulations.

     The undersigned also understands and agrees that stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Shares received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such Acquiror Shares, or any substitutions therefor, a legend stating in substance as follows:

     "These shares may only be transferred in accordance with the terms of an Affiliate's Agreement between the original holder of such shares and Core Laboratories N.V., a copy of which agreement is on file at the principal offices of Core Laboratories N.V."

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                         Very truly yours,



                                         By:

                                             Address:



ACCEPTED this
30th day of June, 1998

CORE LABORATORIES N.V.


By:
Name:
Title:

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                       OF
                                DAVID S. WESSON


         OWEN OIL TOOLS, INC., a Texas corporation (the "Company"), and DAVID
S. WESSON, an individual (the "Employee"), hereby make this First Amendment (this "Amendment"), dated as of June 30, 1998, to that certain Employment Agreement of David S. Wesson (the "Agreement") dated as of the 7th day of January, 1997, between the Company and Employee.

                                   RECITALS:

         WHEREAS, Employee and the Company have now determined that it is in the best interests of both parties to clarify the original intent of the parties with respect to certain provisions of the Agreement; and

         WHEREAS, Employee desires to continue his employment with the Company, upon the terms and conditions stated in the Agreement as amended by this Amendment;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants stated in this Agreement, and the other and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree to amend the Agreement as follows:

         1. DEFINITIONS. All terms not herein defined shall have the respective meanings referred to in the Agreement.

         2. DUTIES. Section 2 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         Employee is employed as President and shall have the authority and perform the duties specified by the Company's Board of Directors from time to time in its sole discretion. However, Employee understands that he generally will be responsible for general management of all Company operations and performing such other duties relating thereto which a person with Employee's position could reasonably be expected to perform (the "Employee's Duties"). The Company may, in its sole discretion, change or reassign Employee's Duties under this Agreement from time to time by written addendum to this Agreement.

         3. EMPLOYMENT TERM. Section 3 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         The Company agrees to employ Employee for a term beginning on June 30, 1998, and continuing through June 30, 1999, unless renewed under this
         Section 3 or earlier terminated under Section 8.

         4. COVENANT NOT TO COMPETE; COVENANT OF NON-SOLICITATION. For purposes of clarification and not with an intent to amend or modify Section 6 of the Agreement, the parties acknowledge that the Company has a sales or distribution facility located in Houston, Texas, and that subsection (b)(i) is intended to include Houston, Texas.

         5. INTELLECTUAL PROPERTY. For purposes of clarification and not with an intent to amend or modify Section 7 of the Agreement, the parties acknowledge that (i) Employee's reservations under the First Patent Assignment and Second Patent Assignment of his right to receive thirty percent (30%) of all income, royalties, proceeds, damages and payments presently or hereafter due with respect to the Intellectual Property or Future Intellectual Property (the "Reservation") shall not apply with respect to Future Intellectual Property conceived, reduced to practice, or otherwise acquired by Employee on or after June 30, 1998; and (ii) the Reservation shall terminate in any case with respect to any specific Intellectual Property or Future Intellectual Property on the same date the last patent applicable to such Intellectual Property or Future Intellectual Property terminates. The parties acknowledge that the Reservation does not entitle Employee to any portion of any consideration payable to the Company or its shareholders from any sale of all or substantially all of the assets or stock of the Company. Except as herein specifically provided, the parties expressly affirm their understanding that Employee is entitled to the Reservation with respect to the Intellectual Property and with respect to Future Intellectual Property listed on Attachment No. 1, all of which were conceived, reduced to practice, or otherwise acquired by Employee before June 30, 1998.

         6. TERMINATION. Paragraph (b) of Section 8 of the Agreement is hereby amended by adding the following sentence at the end thereof:

         Notwithstanding anything herein to the contrary, however, the Company shall continue the salary of Employee for twelve (12) months ("Salary Continuation") after termination of this Agreement pursuant to this Section.

         7. CHANGE IN CONTROL. Section 9 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         In the event of (a) a merger or acquisition of Core Laboratories N.V., or substantially all of Core Laboratories N.V. stock, assets or operations or (b) Core Laboratories N.V. fails to ultimately control at least a majority of the voting interests in the entity owning or operating substantially all of the assets of the Company, Employee shall be entitled, at any time within three (3) months after the effective date of such merger or acquisition or change in control, as the case may be, to resign without further obligation (including obligations under Section 6) to the Company (or any successor) and receive all benefits (other than Salary Continuation under Section 8(b)) accruing to Employee under this Agreement through the date of resignation.

         8. NOTICE. Section 12 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         Any notice required or permitted by this Agreement shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, to the following address (or to such other address as specified by written notice timely given to the other party):

                 To Company:      Owen Oil Tools, Inc.
                                  Attn:   David M. Demshur, Sole Director
                                  5295 Hollister Road
                                  Houston, Texas  77040

                 with copy to:    Core Laboratories, Inc.
                                  5295 Hollister Road
                                  Houston, Texas  77040
                                  Attn:   John D. Denson

                 To Employee:     David S. Wesson
                                  1412 Country Ridge
                                  De Soto, Texas  75115

                 with copy to:    John W. Michener, Jr.
                                  Michener, Larimore, Swindle, Whitaker,
                                     Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                                  3500 City Center Tower II
                                  301 Commerce Street
                                  Fort Worth, Texas  76102

         9.      MISCELLANEOUS.

                 (a) Entire Agreement; Headings; Incorporation by Reference. This Amendment, together with any exhibits, documents and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise herein, this Amendment shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Amendment. All exhibits, documents and instruments referred to in this Amendment are incorporated by reference for all purposes.

                 (b) Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first above written.

COMPANY:                               EMPLOYEE:

OWEN OIL TOOLS, INC.                   DAVID S. WESSON


By
     Name:
     Title:

                                ATTACHMENT NO. 1

Intellectual Property whereby David S. Wesson retains 30% of all royalties due to Owen Oil Tools, Inc., its successors, or assignees.

 US PATENT                             GENERAL DESCRIPTION
 ---------                             -------------------
 5,775,426                             StimGun Assembly

 5,598,891                             Powr*Perf System

 5,511,617                             Overbalanced Surge Valve (OBSV)

 5,542,480                             Split Strip Shotgun System

 5,571,986                             Safety Electrically Detonator System


 US PATENT PENDING                     GENERAL DESCRIPTION
 -----------------                     -------------------
 Marathon                              StimTube Tool

 Marathon                              Inflatable Severing Tool

 08/724,691                            High Shot Density Gun (18 spf System)

 08/847,244                            System for producing Extra Large Perforations (Super Hole)

 08/108,903                            Improved Downhole Charge Carrier

 60/083,931                            Clean Perf Liner Material

 08/814,631                            Disappearing Gun (FFGS)


 NO PATENT APPLIED YET                 GENERAL DESCRIPTION
 ---------------------                 -------------------
 Marathon                              Uses of Propellant as Seismic Source

 Marathon                              CIP on StimGun Assembly

 Owen                                  Safety Load Perforating System and Improved Shaped Charge

 Owen                                  Consumable Material for Downhole Tools

 Owen                                  Improved FFGS

 Owen                                  Inflatable Jet Cutter and Method of Cutting Pipe Downhole

 Owen/Williger                         Method of Retaining Debris in a Downhole Perforating Gun and

 Owen                                  Improved Downward Shooting Cannon for Clearing Obstructions in a Well

 Owen                                  Method and Apparatus for Firing a Percussion Detonator with an

 Owen                                  Improved Charge Case for Shaped Charge (ACuZinc)

 Owen                                  Multiple Detonating Cord Gun System/Bundled Det. Cord

                              EMPLOYMENT AGREEMENT
                                       OF
                               H. DEAN OWEN, JR.


         This Employment Agreement (the "Agreement"), dated as of the 30th day of June, 1998, is made and entered into between OWEN OIL TOOLS, INC., a Texas corporation (the "Company"), and H. DEAN OWEN, JR., an individual (the "Employee").

                                   RECITALS:

         WHEREAS, the Company is entering into that certain Agreement and Plan of Merger whereby Core Laboratories N.V. will acquire, through the merger (the "Merger") of Owen Acquisition, Inc. with and into the Company, all of the outstanding Common Stock of the Company; and

         WHEREAS, as a condition to the Merger, the Company and Employee have agreed to enter into this Agreement wherein Employee agrees following the Merger to be employed by the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants stated in this Agreement, and the other and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT. The Company hereby agrees to employ Employee and Employee accepts such employment upon the terms and conditions stated in this Agreement. Employee agrees to provide full-time services for the Company and perform the duties stated in Section 2 during the term of this Agreement. Employee agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent, trustworthy and businesslike manner, all for the purpose of advancing the business of the Company.

         2. DUTIES. Employee is to be employed as Vice President - Administration and General Counsel and shall have the authority and perform the duties specified by the Company in its sole discretion. However, Employee understands that he generally will be responsible for administrative and legal matters (in consultation with Core Laboratories' general counsel) relating to human resources, employee relations, and acquisitions matters, and performing such other duties relating thereto which the President may assign or which a person with Employee's position could reasonably be expected to perform (the "Employee's Duties"). The Company may, in its sole discretion, change or reassign Employee's Duties under this Agreement from time to time by written addendum to this Agreement.

         3. EMPLOYMENT TERM. The Company agrees to employ Employee for a term beginning on June 30, 1998 (the "Effective Date") and continuing through June 30, 1999, unless renewed under this Section 3 or earlier terminated under
Section 8.

         Beginning with June 30, 1999, this Agreement shall be automatically renewed on each anniversary of such date for successive additional one (1) year terms upon such terms and conditions then in effect, unless either the Company or Employee gives written notice of election not to renew at least thirty (30) days prior to the applicable June 30.

         4.      SALARY AND BENEFITS.

                 (a) Base Salary. During the term of this Agreement, the Company shall pay Employee an annual base salary of $150,000.00 beginning on the Effective Date, pro rated for any period of less than 12 months (the "Base Salary"). Such Base Salary shall be paid in bi-weekly installments (on Friday), less all applicable federal income tax withholding, social security and other salary deductions required by law or the policies of the Company.

                 (b) Bonus. During the term of this Agreement, in addition to the Base Salary, the Company may pay Employee a bonus (the "Bonus") from time to time in its sole discretion. The Bonus shall be in accordance with the bonus plan for key employees, if any, adopted by the Board of Directors of the Company from time to time in its sole discretion. If and to the extent a Bonus is considered by the Board of Directors for Employee, it is expected that any Bonus will be based not only on Employee's individual performance and his relative position, service period and responsibilities with the Company, but also on the performance and profitability of the Company. Any Bonus paid shall be subject to all applicable federal income tax withholding, social security and other salary deductions required by law or the policies of the Company.

                 (c) Benefits. Employee shall be entitled to participate in the employee benefit programs, if any, generally available to employees of the Company, and to all normal perquisites provided to full-time employees of the Company, including, without limitation, medical insurance, in accordance with the policies of the Company in effect from time to time.

                 (d) Vacation; Holidays; Personal Days. Employee shall be entitled to paid vacation, paid holidays and paid personal days in accordance with the policies of the Company in effect from time to time.

                 (e) Expense Reimbursement. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in performing his duties under this Agreement, in accordance with the Company's normal rules and procedures for expense reimbursement in effect from time to time.

                 (f) Automobile Allowance. Employee shall be entitled to continue to use the automobile currently leased by the Company for his use until such current lease expires, after which time he shall be entitled to receive the automobile allowance generally applicable to employees of similar level within the Company.

                 (g) Benefits Not in Lieu of Compensation. No benefit or perquisite provided to Employee under this Agreement shall be deemed to be in lieu of Base Salary, Bonus or other compensation.

         5.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                 (a) Employee acknowledges that during his employment with the Company he has been and will continue to be entrusted with and have access to information concerning the Company and its business that is both Proprietary Information and Confidential Information, and which the Company desires to be kept secret. Employee agrees that this information is a valuable, special and unique asset of the Company.

                 As used in this Agreement, the term "Proprietary Information" means, without limitation, all information and know-how obtained by an employee during the course of working for the Company. The term "Confidential Information" means any information or know-how that is not known generally to the public or to the Company's competitors and includes, without limitation, customers, clients, plans, costs, prices, customer or client lists, mailing lists, customer or client files, personnel files, computer records, financial and marketing data, sales performance and data, projects, potential projects, uses and applications of products and services, results of investigations, studies or experiments, marketing tactics and strategy, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, and any other trade secrets.

                 (b) Employee agrees that keeping such information secret is important to the Company and that such information has been disclosed to Employee in trust and strict confidence. Employee agrees and covenants with the Company not to disclose such information to any person, use, copy or permit such information to be copied, either during or subsequent to the termination of this Agreement, except as shall be necessary to promote the Company's business during the term of this Agreement or with prior written consent from the Company. Employee further agrees not to make use of such information for his personal benefit or in any way inconsistent with his obligations to the Company and agrees that the Company will suffer irreparable injury if such information is disclosed. Employee agrees that the duty not to disclose under this Section 5 is continuing, and shall survive the termination of this Agreement.

                 (c) In the event of a breach or threatened breach of the provisions of this Section 5, the Company shall be entitled to injunctive relief, in addition to any other relief that may be awarded, restricting Employee from disclosing any of the Proprietary Information or

Confidential Information. Employee acknowledges that such relief is necessary in order to prevent immediate and irreparable injury and harm to the Company.

                 (d) At the termination of this Agreement, Employee shall return to the Company all records, lists, files, computer disks, papers and other documents which are in his possession, custody or control and which relate, in any manner, to the Company or its business.

         6.      COVENANT NOT TO COMPETE; COVENANT OF NON-SOLICITATION.

                 (a) Employee agrees and covenants with the Company that, during the term of his employment, he will not, directly or indirectly, for himself or on behalf of any other person or entity, either as an employee, employer, independent contractor, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that in any manner whatsoever is in competition with the business of the Company during the term of his employment.

                 (b) Employee further agrees and covenants with the Company that, beginning on the termination of his employment and continuing for twenty-four (24) months thereafter (the "Restricted Period"), he will not, directly or indirectly, for himself or on behalf of any other person or entity, either as an employee, employer, independent contractor, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that in any manner whatsoever is in competition with the business of the Company during the term of his employment, in the geographic area (i) within a two hundred (200) mile radius of each manufacturing, sales or distribution facility of the Company throughout the World, and (ii) of the Houston and Dallas/Fort Worth standard metropolitan statistical areas (as such area is defined by the U.S. Census Bureau) (the "Restricted Territory"), without obtaining the prior written consent of the Company; provided, however, that Employee may invest in the securities of any enterprise (without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (y) Shareholder does not beneficially own (as defined by Rule 13d-3 promulgated under the Exchange Act) in excess of 5% of the outstanding capital stock of such enterprise.

                 (c) Employee agrees and covenants with the Company that, beginning on the date of this Agreement and continuing throughout the Restricted Period, he will not, directly or indirectly, call on, take away, recruit, solicit or accept the business, patronage or services of, any customer, client or employee of the Company, or any person that has been a customer, client or employee of the Company during the term of this Agreement.

                 (d) Employee acknowledges that the restrictions included in this Section 6, including those relating to geographic area, duration and scope of activity, are reasonable and agrees that such are necessary to protect the goodwill and other legitimate business interests of the Company. However, in the event a court of competent jurisdiction determines that any such restriction is unreasonable or unenforceable, Employee agrees that such restrictions may be reformed to the extent reasonably necessary to make the restrictions valid and enforceable, but shall not be terminated. Notwithstanding, Employee represents to the Company that enforcement of such restrictions as written would not be unduly burdensome to him, and that he is willing and able to compete and gainfully conduct business and be employed, as applicable, in other geographical areas and perform other activities not covered by this Section 6. Employee agrees that the restrictions under this Section 6 are continuing, and shall survive the termination of this Agreement.

                 (e) In the event a breach or threatened breach of the provisions of this Section 6, Employee shall be entitled to injunctive relief, in addition to any other relief that may be awarded, restricting Employee from violating the obligation not to compete or solicit. Employee acknowledges that such relief is necessary in order to prevent immediate and irreparable injury and harm to the Company.

         7. INTELLECTUAL PROPERTY. Employee agrees to hold in trust and for the benefit of the Company, and to disclose promptly and fully to the Company, and hereby irrevocably grants, assigns, releases and quitclaims, for himself and his heirs, executors, administrators and personal representatives, to the Company all present and future right, title and interest, if any, in and to any and all ideas, concepts, copyrightable works, patents, inventions, trademarks and trade names, and any other developments conceived, made, created, discovered or developed by Employee, solely or jointly with others, during the term of this Agreement, whether during or outside of usual working hours and whether or not on the Company's premises, that relate in any manner to the business of the Company.

         8.      TERMINATION.

                 (a) This Agreement shall automatically terminate on the death or permanent disability of Employee. A "permanent disability" shall be deemed to occur when Employee is unable, by reason of illness, mental or physical infirmity, to perform in all material respects the usual and customary duties of his employment under this Agreement for a period of sixty (60) consecutive business days, unless agreed otherwise in writing by the parties.

                 (b) Either the Company or Employee may terminate this Agreement at any time, without cause, by giving the other party thirty (30) days written notice of the intent to do so. The Company may elect, during such thirty (30) day period, to relieve Employee of his regular duties under this Agreement. Notwithstanding anything herein to the contrary, however, the Company shall continue the salary of Employee until June 30, 1999 after termination of this Agreement pursuant to this Section.

                 (c) Either the Company or Employee may terminate this Agreement for cause immediately upon giving the other written notice. As used in this Section 8, the term "cause" as to a termination by the Company or Employee, as applicable, includes, but is not limited to, the following:

                 (1)      as to a termination by the Company, if:

                          (i) in the opinion of the Company, Employee has engaged in personal misconduct or a material breach of this Agreement of such a serious nature as to render Employee's continued employment detrimental to the business of the Company, or that otherwise materially damages the business of the Company;

     (ii)    Employee is convicted of a crime involving moral turpitude; or

                          (iii) Employee (i) engages in a conflict of interest with the Company; (2) fails to follow reasonable instructions or directions from any person authorized by the Company to give such instructions or directions; or (3) fails to perform the services required of him pursuant to this Agreement; and

                 (2) as to a termination by Employee, if the Company materially violates any provision of this Agreement.

                 (d) Any written notice of termination of Employee for cause given pursuant to Section 8(c) shall state the alleged reason for termination. Employee shall have thirty (30) days to appear before the Board of Directors of the Company, or a committee thereof, to rebut, dispute or explain the alleged reason for termination. If the Board of Directors (or a committee thereof) determines, by a majority of the disinterested directors, after having given Employee the opportunity to dispute the allegations, that a reasonable ground for termination has occurred, the termination shall become final.

                 (e) Any termination of Employee's employment under this Agreement shall not release either the Company (or any successor) or Employee from their respective obligations to the date of termination.

         9. CHANGE IN CONTROL. Section 9 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         In the event of (a) a merger or acquisition of Core Laboratories N.V., or substantially all of Core Laboratories N.V. stock, assets or operations or (b) Core Laboratories N.V. fails to ultimately control at least a majority of the voting interests in the entity owning or operating substantially all of the assets of the Company, Employee shall be entitled, at any time within three (3) months after the effective date of such merger or acquisition or change in control, as the case may be, to resign without further obligation (including obligations under Section 6) to the Company (or any successor) and receive all benefits (other than Salary Continuation under Section 8(b)) accruing to Employee under this Agreement through the date of resignation.

         10. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee represents and warrants to the Company that:

                 (a) Employee has read, understands, has consulted with legal counsel, if desired, and voluntarily and knowingly agrees to the terms and conditions of this Agreement, including Section 14 providing for mandatory mediation and binding arbitration of certain disputes relating to this Agreement.

                 (b) Employee is free to enter into this Agreement and has no contract, agreement, commitment, arrangement or understanding to or with any third party which restrains or conflicts with this Agreement or Employee's obligations hereunder, or which could prevent Employee from performing the duties he has agreed to perform for the Company under this Agreement. To the extent Employee is bound or obligated under any contract, agreement, commitment, arrangement or understanding to or with any third party relating, in any manner, to the duties he has agreed to perform under this Agreement, Employee has given the Company a written list of such prior to signing this Agreement.

         11. INDEMNITY BY EMPLOYEE. Employee shall indemnify, defend and hold harmless the Company, and its successors, assigns, parents, subsidiaries, officers, directors, shareholders, employees, agents, attorneys and insurers (collectively, the "Company Indemnified Parties") from and against any and all loss, liability, damage, costs and expenses incurred in connection with investigating and defending any claims or causes of action, and reasonable attorneys' fees (collectively, the "Losses") that the Company or any of the Company Indemnified Parties may incur or become subject to arising out of or due to any inaccuracy of any representation by Employee or the material breach by Employee of any warranty, representation, covenant or other agreement included in this Agreement.

         12. NOTICE. Any notice required or permitted by this Agreement shall be in writing and shall be sufficient given if personally delivered or mailed by certified or registered mail, return receipt requested, to the following address (or to such other address as specified by written notice timely given to the other party):

                To Company:    Owen Oil Tools, Inc.
                               Attn: David M. Demshur, Sole Director
                               c/o 5295 Hollister Road
                               Houston, Texas  77040

                        and    Core Laboratories, Inc.
                               Attn:  John D. Denson
                               5295 Hollister Road
                               Houston, Texas  77040

               To Employee:    H. Dean Owen
                               6453 Elm Crest Court
                               Fort Worth, Texas  76132

                   Copy to:    Vinson & Elkins L.L.P.
                               Attn:  T. Mark Kelly
                               2300 First City Tower
                               1001 Fannin Street
                               Houston, Texas  77002-6760

         13.     MISCELLANEOUS.

                 (a) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other.

                 (b) Waiver. Waiver by any party of the default or breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent default or breach.

                 (c) Severability. If any provision of this Agreement is held invalid or unenforceable by a court of final jurisdiction, it is the parties' intent that all other provisions of this Agreement shall remain fully valid, enforceable and binding on the parties.

                 (d) Further Assurances. The parties agree to take such further actions, including the execution and delivery of any documents, as may be required, necessary or desirable for the performance of this Agreement.

                 (e) Entire Agreement; Headings; Incorporation by Reference. This Agreement, together with any exhibits, documents and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise herein, this Agreement shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. All exhibits, documents and instruments referred to in this Agreement are incorporated by reference for all purposes.

                 (f) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document.

         14. MANDATORY MEDIATION; BINDING ARBITRATION; GOVERNING LAW; VENUE; ATTORNEYS' FEES.

                 (a) THE PARTIES AGREE THAT, EXCEPT AS PROVIDED OTHERWISE IN SECTIONS 5(c) AND 6(e) FOR INJUNCTIVE RELIEF IN THE COMPANY'S SOLE DISCRETION, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL, IF NEGOTIATIONS AND OTHER DISCUSSIONS FAIL, BE FIRST SUBMITTED TO MEDIATION IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION BEFORE RESORTING TO ARBITRATION. THE PARTIES AGREE TO CONDUCT THE MEDIATION IN GOOD FAITH AND MAKE REASONABLE EFFORTS TO RESOLVE THEIR DISPUTE BY MEDIATION. THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ARE INCORPORATED BY REFERENCE. THE PARTIES AGREE TO CONDUCT THE MEDIATION IN FORT WORTH, TEXAS, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

                 (b) THE PARTIES AGREE THAT, EXCEPT AS PROVIDED OTHERWISE IN SECTIONS 5(c) AND 6(e) FOR INJUNCTIVE RELIEF IN THE COMPANY'S SOLE DISCRETION, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL BE SUBJECT TO BINDING ARBITRATION, IF THE DISPUTE IS NOT RESOLVED BY THE MEDIATION REQUIRED UNDER SUBSECTION (a) OF THIS SECTION 14, IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND THAT JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ARE INCORPORATED BY REFERENCE. THE PARTIES AGREE TO CONDUCT THE ARBITRATION IN FORT WORTH, TEXAS, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

                 (c) Any dispute between the parties relating to this Agreement shall be construed under and in accordance with the laws of the State of Texas, and applicable federal law, and is fully performable in Tarrant County, Texas.

                 (d) If either party appeals the decision of the arbitrator(s), the parties agree that the United States District Court for the Northern District of Texas, Fort Worth Division, and the state courts within Tarrant County, Texas, shall have exclusive venue and jurisdiction of same.

                 (e) The prevailing party in any litigation in the courts shall be entitled to recover from the other party reasonable attorneys' fees and court costs incurred in same, in addition to any other relief that may be awarded.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first above written.

COMPANY:                                                    EMPLOYEE:

OWEN OIL TOOLS, INC.


By
     Name:                                                  H. DEAN OWEN, JR.
     Title:

                               LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") is made and entered into effective as of the 29th day of June, 1998, by and between SILVER STONE PROPERTIES, L.L.C., a Texas limited liability company ("Landlord"), and OWEN OIL TOOLS, INC., a Texas corporation ("Tenant");

         In consideration of the mutual covenants herein contained, the parties agree as follows:

         LEASE AND PREMISES. Landlord hereby rents exclusively to Tenant, and Tenant hereby leases and rents from Landlord, the real property described in Exhibit "A" hereto together with the buildings and other improvements located thereon (the "Premises"), subject to the provisions of this Lease.

         TERM. This Lease shall be for a term of one hundred twenty (120) months commencing on June 29, 1998, and expiring on June 29, 2008; provided that Tenant may, at its discretion, terminate this Lease by (i) giving Landlord thirty (30) days' prior written notice of such termination and (ii) paying to Landlord on such early termination date an amount equal to the net present value of the remaining lease payments discounted at a discount rate of 8 1/2% per annum.

         RENT. As rental hereunder, Tenant shall pay to Landlord the sum of $158,592 as the annual rental for the Premises, payable in advance in monthly installments of $13,216 per month on the first day of each calendar month beginning with July 1, 1998. In its discretion, Tenant shall be entitled to set-off, withhold and deduct from any payment due and payable to Landlord under this Lease the amount of any payment due and payable by Landlord (as Maker) to Tenant (as Payee) under that certain Unsecured Promissory Note, of even date herewith, between Landlord and Tenant (the "Note") which has not been paid in accordance with the terms of such Note on or before the date any such payment is due and payable under this Lease, and apply such set-off amount to reduce the amount owing to Landlord hereunder. The exercise by Tenant in good faith of such right of set-off, whether or not ultimately determined to be justified, shall not constitute a default under this Lease.

         USE. Tenant shall not use, occupy, or permit to be used or occupied the Premises for any purpose that is illegal. Tenant shall use the Premises solely for the same purposes for which Tenant's predecessor used the Premises.

         LANDLORD TAXES. Landlord shall, at its sole cost and expense, pay all real estate taxes, ad valorem taxes, or other taxes and assessments which may be levied in lieu of real estate taxes, for the Premises during the term of this Lease.

         SECTION 6. TENANT TAXES. Tenant shall, at its sole cost and expense, pay to Landlord (or directly to the taxing authority, if so notified by Landlord) when due all ad valorem or other personal property taxes for personal property used or located on the Premises during the term of this Lease.

         SECTION 7.       MAINTENANCE AND REPAIRS.  During the term of this
Lease:

         (a) Tenant shall, at its sole cost and expense, maintain in the same order and condition as of the date hereof, including, but not limited to, maintenance, repairs, and replacements, all portions of the Premises. Tenant shall make such maintenance, repairs, and replacements at such times, in such manner, and to such extent as is reasonably required to maintain the Premises in such same order and condition, ordinary wear and tear excepted.

         (b) Tenant shall, at its sole cost and expense, repair or replace any damage or injury done to the Premises, or any portion thereof, caused by any negligent, reckless, willful, or intentional act or omission of Tenant or Tenant's agents, employees, subtenants, or invitees.

         (c) Tenant shall keep the interior and exterior of the Premises, in the same order and condition as of the date hereof, at Tenant's sole cost and expense, and may not commit or allow any waste or damage to be committed by Tenant's agents, employees, subtenants, or invitees in any portion of the Premises. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in the same condition as at the date hereof, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord may immediately re-enter and resume possession of the Premises.

         (d) Landlord shall have no obligation to maintain, repair, or replace any portion of the Premises.

         SECTION 8.       CASUALTY INSURANCE.  During the term of this Lease:

         (a) Tenant shall, at its sole cost and expense, maintain a policy or policies of all risk casualty insurance (including, but not limited to, coverage against fire, flood, and extended coverage) with the premiums thereon fully paid on or before the due date (or with periodic installments timely paid by their due date). The all risk casualty insurance shall be in such amount no less than that currently maintained by Tenant or its predecessor as of the date hereof.

         (b) Tenant shall, at its sole cost and expense, maintain fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises.

         (c) Tenant shall furnish Landlord (and its assignee or lender) with proof of the insurance required by the preceding subsections within 10 days after requested by Landlord. If Tenant fails to maintain insurance as required above, Landlord may (but shall not be obligated to) procure and maintain such insurance and charge Tenant for the cost and expense of such insurance. Each such insurance policy shall provide 30 days prior notice of any material change, reduction in coverage, termination or cancellation to Landlord (and its assignee or lender).

         SECTION 9.       LIABILITY INSURANCE.  During the term of this Lease:

         (a) Tenant shall, at its sole cost and expense, maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before due date (or with periodic installments timely paid by their due date). The liability insurance shall be in such amount no less than that currently maintained by Tenant or its predecessor as of the date hereof.

         (b) Each policy of liability insurance obtained by Tenant shall name Landlord (or its assignee or lender, as their interests may appear) as additional insureds and loss payees and shall provide 30 days prior notice of any material change, reduction in coverage, termination or cancellation to Landlord (and its assignee or lender). Tenant shall furnish Landlord (and its assignee or lender) with proof of such insurance within 10 days after requested by Landlord. If Tenant fails to maintain insurance as required above, Landlord may (but shall not be obligated to) procure and maintain such insurance and charge Tenant for the cost and expense of such insurance.

         SECTION 10.      INDEMNIFICATION.

         (a) Tenant shall indemnify, defend, and hold harmless Landlord and its predecessors, successors, assigns, officers, directors, stockholders, members, managers, employees, subsidiaries, parents, affiliates, partners, agents, attorneys, accountants, financial advisers, representatives, and insurers (collectively, the "Indemnified Parties"), against and in respect of any losses, damages (including incidental and consequential damages), deficiencies, diminutions in value, liabilities, actions, suits, proceedings, demands, assessments, judgments, fines, and reasonable costs and expenses (including, but not limited to, attorney and expert witness fees) that occur during the term of this Lease (collectively, the "Losses"), arising or resulting, directly or indirectly, from or in connection with, (i) any injury to or death of any person or damage to or loss of any property occurring on, in, or about the Premises, or by reason of any other claim whatsoever of any person arising out of or alleged to have arising, in whole or in part, out of any act or omission of Tenant or any of Tenant's agents, employees, subtenants, or invitees, or (ii) any breach by Tenant of the provisions of this Lease (including, but not limited to, the failure to comply with any applicable legal requirements as required hereby (including violations of environmental laws or regulations by Tenant)).

         (b) Landlord shall indemnify, defend, and hold harmless Tenant and its predecessors, successors, assigns, officers, directors, stockholders, members, managers, employees, subsidiaries, parents, affiliates, partners, agents, attorneys, accountants, financial advisers, representatives, and insurers (collectively, the "Indemnified Parties"), against and in respect of any losses, damages (including incidental and consequential damages), deficiencies, diminutions in value, liabilities, actions, suits, proceedings, demands, assessments, judgments, fines, and reasonable costs and expenses (including, but not limited to, attorney and expert witness fees) (collectively, the "Losses"), arising or resulting, directly or indirectly, from or in connection with, any environmental condition existing on or about the Premises on or prior to the date hereof, including without limitation those conditions reflected in Schedule
2.15 of the Company's Disclosure Schedule included in that certain Agreement and Plan of Merger dated as of June 30, 1998 among Tenant, Core Laboratories N.V. and the other parties signatory thereto.

         (c) When any Indemnified Party believes it is entitled to indemnification under the preceding subsections, it shall promptly give written notice to the indemnifying party of the facts relied upon as the basis of the claim for indemnification (including all documents with relating thereto); provided, however, that the failure to give such notice shall not relieve the indemnifying party from any liability for indemnification under this Lease, except to the extent that the indemnifying party demonstrates that the defense of the claim is materially prejudiced by the failure of the Indemnified Party to give such notice.

         (d) The provisions of this section shall survive the termination of this Lease.

         SECTION 11. ASSIGNMENT AND SUBLEASE. Without the prior written consent of Landlord, which consent may not be unreasonably withheld, Tenant shall not have the right to assign all or any part of Tenant's rights under this Lease or to sublet any part of the Premises, except to another entity, the majority of the voting interests of which are held by Tenant or an affiliate of Tenant. Tenant agrees to cause all of its assignees and subtenants to be bound by all provisions of this Lease. Any sublease must provide that upon the termination of this Lease, the sublease may either be terminated or assumed by Landlord, at the option of Landlord. In the event of an assumption, the subtenant must attorn to Landlord, and Landlord and its lenders will be entitled to all of the rights of the sublessor under the sublease. A copy of each assignment or sublease, duly executed by the parties to such instrument, must be delivered promptly to Landlord by Tenant. Each assignment or sublease must contain the provisions required under this section and shall be in form and substance satisfactory to Landlord.

         SECTION 12.      WAIVER OF SUBROGATION.   Landlord and Tenant each
hereby release each other from any claim, by subrogation or otherwise, for any damage to the Premises or any personal property located therein, by reason of fire or the elements, regardless of cause, including the negligence of Landlord or Tenant. This section applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not
adversely affect any insurance coverage.   Landlord and Tenant shall notify the
insurance companies issuing the policies required hereby of this release and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

         SECTION 13.      TENANT IMPROVEMENTS, ALTERATIONS, ADDITIONS.

         (a) Tenant may, at its sole cost and expense, install within the Premises any fixtures, equipment, facilities, and other improvements (collectively, the "Tenant Improvements") required by Tenant for the conduct of Tenant's business on the Premises. However, without the prior written consent of Landlord, which may not be unreasonably withheld, Tenant may not (i) permit the Premises to be used for any purpose other than as provided in Section 4 of this Lease, or (ii) make or allow to be made any alterations or physical additions in or to the Premises which may effect the structural integrity of any buildings or other improvements located thereon, or any part thereof.

         (b) Any and all such alterations or physical additions in or to the Premises by Tenant are to be made, at Tenant's sole cost and expense.

         (c) All alterations, physical additions, or improvements (other than movable equipment or furniture owned by Tenant, and items that can be removed without substantial or with easily repairable damage to the Premises), when made to the Premises by Tenant, will at once become the property of Landlord and are to be surrendered to Landlord upon the termination of this Lease, by lapse of time or otherwise.

         (d) Tenant may not permit any mechanics', materialmen's or other liens arising by virtue of Tenant's acts or omissions or those of its contractors to remain undischarged against the Premises. Tenant agrees to discharge the same (either by payment, by filing of the necessary bond or by other means acceptable to Landlord), within 30 days after notice from Landlord or promptly upon receipt by Tenant of written notice of the filing of any affidavit alleging any such lien, any mechanics', materialmen's or other lien which is allegedly fixed or placed against the Premises.

         (e) Tenant shall pay all ad valorem or other personal property taxes and increased insurance premiums, if any, attributable to Tenant Improvements in the Premises.

         SECTION 14. TENANT'S DEFAULT. If Tenant shall default in the payment of rent, or if Tenant shall fail to perform any other obligation of Tenant hereunder and if such failure shall continue for a period of thirty (30) days (or, if such is not reasonably capable of being cured within said thirty
(30) day period, then such longer period of time as may be reasonably necessary to cure the same, provided that Tenant commences to cure the same within said thirty (30) day period and thereafter diligently prosecutes such curing to completion) after written notice thereof from Landlord to Tenant, or if all or any part of the leasehold interest of Tenant hereunder shall be taken by execution of judgment or other process of law, or if Tenant shall be adjudicated to be a bankrupt or file a voluntary petition in bankruptcy or make a general assignment for the benefit of its creditors or any other voluntary or involuntary proceedings are instituted by or against Tenant under any bankruptcy or similar legal requirements, Landlord may terminate this Lease, terminate Tenant's right to possession of the Premises without terminating this Lease, re-enter the Premises and remove all persons therefrom, or pursue any other remedies now or hereafter available to Landlord. Landlord's remedies shall be cumulative and Landlord's commencement of one remedy shall not preclude commencement of another remedy.

         SECTION 15. NON-WAIVER. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any default of Tenant shall constitute a waiver of Landlord's rights hereunder. Waiver by Landlord of any default by Tenant shall not constitute a waiver of any other or subsequent default. No act or omission by Landlord or its employees, trustees or its agents shall be deemed to be the acceptance of a surrender of the Premises and the Premises may not be surrendered unless such surrender is accepted by Landlord in writing.

         SECTION 16. SURRENDER. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord and Landlord shall have the right to re-enter and resume possession of the Premises.

         SECTION 17. EMINENT DOMAIN. If all or any material part of the Premises shall be taken by condemnation or under threat of condemnation, either Landlord or Tenant, at its option, may terminate this Lease. If Landlord or Tenant does not so terminate this Lease, then this Lease shall continue in full force and effect as to the remainder of the Premises not taken. Landlord shall be entitled to any and all condemnation proceeds for the taking of the Premises and damages to any remainder.

         SECTION 18. NOTICES. All notices required or permitted hereunder shall be in writing and may be given or served by depositing such notice with the United States postal service, certified mail with return receipt requested, postage prepaid, or by delivering same in person, addressed as follows:

                 To Landlord:    Silver Stone Properties, L.L.C.
                                 8900 Forum Way
                                 Ft. Worth, Texas 76140
                                 Attn:  H. Dean Owen, Jr.

                 To Tenant:      Owen Oil Tools, Inc.
                                 8900 Forum Way
                                 Ft. Worth, Texas 76140
                                 Attn:  David S. Wesson

                 With copy to:   Core Laboratories, Inc.
                                 5295 Hollister Road
                                 Houston, Texas 77040
                                 Attn:  John Denson, General Counsel

Notices so mailed shall be effective from and after five (5) postal delivery days after being so mailed. Notices given in any other manner shall be effective only if and when actually delivered at the address of the addressee.

         SECTION 19.      SUCCESSORS AND ASSIGNS.  Subject to the provisions of
Section 11 hereof, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

         SECTION 20. ENTIRE AGREEMENT AND MODIFICATION. This Lease constitutes the entire agreement relating to the subject matters hereof between Landlord and Tenant and may be modified or amended only by a written document duly executed by both Landlord and Tenant.

         SECTION 21. TERMINOLOGY. The captions herein are for convenience only and shall not modify or effect the provisions hereof. Wherever used herein, each gender shall include each other gender, the singular shall include the plural, and the plural shall include the singular.

         SECTION 22. GOVERNING LAW AND SEVERABILITY. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.
If any provision hereof is invalid or unenforceable, then the remainder of this Lease shall not be affected thereby and shall remain in full force and effect.

         SECTION 23. ESTOPPEL CERTIFICATE OR THREE-PARTY AGREEMENT. Within 10 days after Landlord's request, Tenant must execute either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third party designated by Landlord certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require.

         SECTION 24.      AUTHORIZATION.   Each party to this Lease represents
and warrants to the other that the execution and performance of this Lease has been duly authorized by all necessary corporate action and in accordance with all applicable legal requirements, and other contracts affecting such party, and that this Lease constitutes the valid and binding obligation of such party,
enforceable in accordance with its terms.   Each party to this Lease represents
and warrants to the other that it is a corporation duly organized, validly existing, and in good standing under the legal requirements of the state of its incorporation, and that it is duly qualified and in good standing as a foreign corporation in each foreign jurisdiction where the nature of its business or properties requires it to be so qualified.

         SECTION 25.      MULTIPLE COUNTERPARTS.   This Lease may be executed
in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document. And further, a facsimile signature shall be deemed an original.

         WITNESS THE EXECUTION HEREOF, as of the date first set forth hereinabove.

                                        SILVER STONE PROPERTIES, L.L.C.

                                        By
                                         Name:
                                         Title:
                                                                      "Landlord"

                                        OWEN OIL TOOLS, INC.


                                        By
                                         Name:
                                         Title:
                                                                        "Tenant"

                                   EXHIBIT A

                                    PREMISES

BEING a 122.10 acre tract of land out of the JOHNSON COUNTY SCHOOL LAND SURVEY NO. 4, ABSTRACT NO. 438, in Johnson County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a bridge spike found in the East line of said survey and in County Road No. 1000, said point being by deed call South 00 degrees 24 minutes East, 3348.95 feet and South 00 degrees 12 minutes West, 2643.03 feet from the Northeast corner of said survey;

THENCE South 00 degrees 19 minutes 34 seconds West, along said County Road
393.77 feet to a railroad spike found at a "T" intersection of said County Road No. 1000 with County Road No. 916;

THENCE South 00 degrees 21 minutes 18 seconds West, continuing along said County Road No. 1000, 2016.95 feet to a railroad spike set for corner at a "T" intersection of said County Road No. 1000 and County Road No. 1000A;

THENCE South 89 degrees 30 minutes 40 seconds West, along said County Road No. 1000A, 702.44 feet to a 5/8 inch iron pin set for corner;

THENCE South departing from said County Road No. 1000A, 303.4 feet to a 5/8 inch iron pin found for corner;

THENCE North 89 degrees 12 minutes 00 seconds East, 702.00 feet to a railroad spike found for corner in said County Road No. 1000;

THENCE South 00 degrees 05 minutes 46 seconds West, along said County Road No. 1000, 1922.51 feet to a 5/8 inch pin found for corner in the Easterly line of the Santa Fe Railroad right-of-way;

THENCE along said railroad right-of-way, North 39 degrees 13 minutes 58 seconds West, 1141.03 feet to the beginning of a curve to the right having a radius of 2064.42 feet along said curve, 718.21 feet to the end of said curve and North 19 degrees 18 minutes 00 seconds West, 2732.50 feet to a 5/8 inch iron pin found for corner;

THENCE North 69 degrees 37 minutes 32 seconds East, along a fence, 694.80 feet to a 5/8 inch iron pin found for corner;

THENCE North 51 degrees 39 minutes 10 seconds East, along a fence, 361.79 feet to a 5/8 inch iron pin found for corner;

THENCE North 69 degrees 56 minutes 45 seconds East, along a fence, 128.51 feet to a 5/8 inch iron pin found for corner;

THENCE South 87 degrees 20 minutes 14 seconds East, 336.43 feet to a 5/8 inch iron pin found for corner;

THENCE North 85 degrees 04 minutes 03 seconds East, along a fence, 602.97 feet to the POINT OF BEGINNING and containing 122.10 acres of land, more or less.

                                  COMMON STOCK

                          REGISTRATION RIGHTS AGREEMENT


         This Common Stock Registration Rights Agreement ("Agreement"), dated as of June 30, 1998, is made by and among Core Laboratories N.V., a Netherlands limited liability company ("Company"), and those certain holders listed on the signature page(s) hereto (individually a "Holder" and collectively the "Holders"), who hereby agree as follows:

1.       INTRODUCTION.

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  (i) "Common Stock" means the Company's common stock, par value NLG 0.03 per share.

                  (ii) "Effective Date" means the date of the closing transaction by the Company, Owen Acquisition, Inc., Owen Oil Tools, Inc. and the stockholders of the Company, pursuant to the Agreement and Plan of Merger, dated June 30, 1998.

                  (iii) "Holder's Shares" means the number of shares of Common Stock specified opposite the Holder's respective names on the signature page(s) of this Agreement.

2.       PIGGYBACK REGISTRATION.

         (a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock for its own account under the Securities Act of 1933, as amended (the "Securities Act") (other than pursuant to a registration statement relating to warrants, options or shares of capital stock granted, to be granted, sold or to be sold exclusively to employees or directors of the Company or a registration statement filed pursuant to Rule 145 under the Securities Act), the Company will give prompt written notice to the Holders of its intention to effect a registration and will, subject to Section 2(b) below, include in such registration Holder's Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the giving of notice by the Company. All registrations requested pursuant to this Section 2(a) are referred to herein as "Piggyback Registrations."

         (b) Priority on Piggyback Registrations. If a Piggyback Registration involves the registration of shares of Common Stock offered in a firm commitment underwritten offering and the managing underwriter(s) for the offering advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without materially affecting the offering price of the shares of Common Stock to be included therein, the Company will so advise the Holders in writing and will include in such registration that number of shares of Common Stock which the managing underwriter(s) have advised the Company, in their opinion, will not materially affect the offering price of the shares of Common Stock to be offered by the Company, such number of shares to be included in such registration in accordance with the following priorities:
(i) first, the Common Stock and other securities, if any, that the Company proposes to sell; (ii) second, the Common Stock and other securities, if any, that First Britannia Mezzanine N.V. proposes to sell; (iii) third, the Common Stock and securities, if any, that any person (other than the Holders) having piggy-back registration rights granted prior to the date hereof proposes to sell; and (iv), fourth, on a pro-rata basis, (A) the Holder's Shares requested to be included in such registration pursuant to Section 2(a) above and (B) any other Common Stock owned by persons other than the Holders having rights to participate in an underwritten registered offering of Common Stock and who have notified the Company of their intention to participate in such registration.

         (c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter(s) of nationally recognized standing.

3.       REGISTRATION PROCEDURES.

         Whenever the Holders have requested that any Holder's Shares be registered pursuant to this Agreement, and subject to Section 2(b) above, the Company will use its reasonable efforts to effect the registration of such Holder's Shares and pursuant thereto the Company will:

                  (a) prepare and file with the Securities and Exchange Commission ("Commission") under the Securities Act a registration statement with respect to such Holder's shares, which registration statement will state that the Holders of Holder's Shares covered thereby and the holders of any other shares of Common Stock to be included therein may sell such Shares under such registration statement, and use its reasonable efforts to cause such registration statement to become effective and to remain effective as provided herein;

                  (b) prepare and file with the Commission such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective for a period which is the earlier of
         (A) 90 days or (B) until the completion of the distribution under such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Holder's Shares such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as such seller may reasonably request in order to facilitate the disposition of such shares;

                  (d) use its reasonable efforts to register or qualify such Holder's Shares under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Holder's Shares owned by such seller, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) notify each seller of Holder's Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when it becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable thereafter, prepare in sufficient quantities a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holder's Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (f) enter into customary agreements relating to the registration (including an underwriting agreement in customary form);

                  (g) subject to the execution of confidentiality agreements in a form satisfactory to the Company, make reasonably available for inspection by any seller of Holder's Shares, any underwriter participating in any disposition pursuant to such registration statement, the Representative Counsel (as hereinafter defined) and any attorney, accountant or other agent retained by any such Representative Counsel or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, Representative Counsel, attorney, accountant or agent in connection with such registration statement to the extent such information is reasonably necessary to satisfy any of its obligations under applicable law;

                  (h) use reasonable efforts to obtain an appropriate opinion from counsel for the Company and a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions of counsel and cold comfort letters in similar registrations as the Holders of a majority of the Holder's Shares covered by such registration statement reasonably request; provided, however, that failure to provide such opinion or letter, or the provision of any such opinion or letter in a form not satisfactory to any Holder whose Holder's Shares are covered by such registration statement shall not give rise to any action, at law or in equity, for damages or injunctive or other relief , but rather, shall only entitle such Holder to withdraw his Holder's shares from such registration statement pursuant to Section 3(k) below;

                  (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), such Holder will forthwith discontinue such Holder's disposition of Holder's Shares pursuant to the registration statement covering such Holder's shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Holder's Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Holder's Shares and other shares of Common Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(e);

                  (j) in connection with the preparation and review pursuant to this Agreement of any registration statement or prospectus or any amendments or supplements thereto, the Holders of a majority of the Holder's Shares included in such registration will choose one counsel ("Representative Counsel") who shall participate in the registration process on their behalf, coordinate requests by sellers of Holder's Shares for information from the Company and act as liaison between such selling stockholders or their individual counsel, accountants and agents and the Company; and

                  (k) if any Holder disapproves of the terms of any offering, such Holder's sold remedy shall be to withdraw therefrom by written notice to the Company and the underwriter (if any) and all other participants in such offering, and the Holder's Shares so withdrawn will also be withdrawn from registration.

4.       REGISTRATION EXPENSES.

         (a) Whether or not any registration pursuant to this Agreement shall become effective, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, National Association of Securities Dealers' fees, fees and expenses of compliance with state securities or blue sky laws, printing and engraving expenses and fees and disbursements of counsel for the Company, the Representative Counsel, the independent certified public accountants for the Company, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however, that (i) if other holders of Common Stock who have included shares in the registration statement are required to pro-rate any Registration Expenses which are to be paid by the Holders hereunder, then each Holder will also pro-rate such Registration Expenses with such other holders and (ii) each seller of Holder's Shares shall pay (A) any underwriting discounts and selling commissions applicable to Holder's Shares sold by the Holders and (B) all fees and disbursements of counsel for the Holders (other than the Representative Counsel); provided, however, that the Company's obligation to pay the fees, expenses and disbursements of Representative Counsel on the Piggyback Registrations shall be limited to reasonable fees, expenses and disbursements.

         (b) Notwithstanding anything herein to the contrary, each seller of Holder's Shares shall pay the Registration Expenses to the extent required by applicable law.

5.       INDEMNIFICATION.

         (a) Indemnification by the Company. The Company agrees to indemnify, with respect to any registration statement filed by it, to the full extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

         (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information with respect to such Holder so furnished in writing by such Holder expressly for use therein and the Company does not know, at the time such information is included in the registration statement, prospectus, preliminary prospectus, amendment or supplement, that such information is false or misleading.

         (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such person will claim indemnification pursuant to this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement thereof or of such involvement, as the case may be, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. in case any such action referred to under subsection (a) or (b) shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party.

         (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect or as a result of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand, the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense and any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

         (e) Indemnification and Contribution of Underwriters. In connection with any underwritten offering contemplated by this Section 5, the Company, with respect to any registration statement filed by it, will agree to customary provisions for indemnification and contribution in respect of losses, claims, damages, liabilities and expenses of the underwriters by the Company.

6.       PARTICIPATION IN UNDERWRITTEN REGISTERED OFFERINGS.

         No person may participate in any underwritten offering hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.       MISCELLANEOUS.

         (a) Termination. This Agreement and all rights and obligations hereunder with respect to any Holder's Shares (except for the indemnification rights provided in Section 5 hereof which shall survive forever) will terminate two years from the date of this Agreement.

         (b) Waivers. Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of Holders of a majority of all of the Holder's Shares.

         (c) Amendments. Except as otherwise provided herein, this Agreement may be amended only with the written consent of the Company and the Holders of a majority of all of the Holder's Shares.

         (d) Subsequent Holders of Holder's Shares. This Agreement shall not be assignable by the Holders.

         (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

         (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Texas.

         (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each of the Holders or subsequent holders of the Holder's Shares as the case may be, at their respective addresses on the books of the Company, and to the Company at the address indicated below:

                  If to Acquiror:   Core Laboratories, N.V.
                                            Herengracht 424
                                            1017 BZ Amsterdam
                                            The Netherlands
                                            Telecopy: 011-31-20-627-9886
                                            Attention:  Jacobus Schouten

                        and                 Core Laboratories, Inc.
                                            5295 Hollister Road
                                            Houston, Texas 77040
                                            Telecopy: (713) 744-6225
                                            Attention: John D. Denson

                  with a copy (which
                  shall not constitute
                  notice) to:               Vinson & Elkins, L.L.P.
                                            2300 First City Tower
                                            1001 Fannin Street
                                            Houston, Texas 77002-6760
                                            Telecopy: (713) 615-5531
                                            Attention:  T. Mark Kelly

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (j) Benefit of Agreement. No person not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

                                        CORE LABORATORIES, N.V.


                                        By
                                             Name:
                                             Title:



                                        HARROLD D. OWEN



                                        BETTY JO OWEN



                                        H. DEAN OWEN, JR.



                                        BROOKE OWEN GOFF



                                        BROOKE OWEN GOFF, as Custodian for
                                        Jerrod Mitchell Goff



                                        BROOKE OWEN GOFF, as Custodian for
                                        Marilyn Kate Goff



                                        H. D. OWEN, III

                                        BRYANN A. OWEN



                                        H. DAN OWEN, JR., as Custodian for
                                        Bria J. Owen



                                        SHARRON DRURY



                                        DERREK D. DRURY



                                        DALEY B. DRURY



                                        SHARRON DENEE DRURY, by Sharon
                                        Drury as Legal Guardian



                                        KIMBERLY WILLIAMSON



                                        REIF O. CHRON



                                        KIMBERLY WILLIAMSON, as Custodian
                                        for Beau G. Chron



                                        DAVID S. WESSON

HOLDERS                                                                        HOLDER'S SHARES        ESCROW
                                                                                    AS OF             SHARES
                                                                               EFFECTIVE DATE

Harrold D. Owen                                                                    614,621            68,291
Betty Jo Owen                                                                      614,621            68,291
H. Dean Owen, Jr.                                                                  220,035            24,448
Brooke Owen Goff                                                                    35,648             3,961
Brooke Owen Goff, as Custodian for Jerrod Mitchell Goff                              1,229               137
Brooke Owen Goff, as Custodian for Marilyn Kate Goff                                 1,229               137
H. D. Owen, III                                                                     35,648             3,961
Bryann A. Owen                                                                      35,648             3,961
H. Dean Owen, Jr., as Custodian for Bria J. Owen                                    35,648             3,961
Sharron Drury                                                                       35,648             3,961
Derrek D. Drury                                                                     35,648             3,961
Daley B. Drury                                                                      35,648             3,961
Sharron Denee Drury                                                                 35,648             3,961
Kimberly Williamson                                                                 35,648             3,961
Reif O. Chron                                                                       35,648             3,961
Kimberly Williamson, as Custodian for  Beau G. Chron                                35,648             3,961
David S. Wesson                                                                    205,284            22,809
                                                                                 ---------           -------
Totals                                                                           2,049,147           227,684
                                                                                 =========           =======